================================================================================
                        MEADOWBROOK INSURANCE GROUP, INC.

                           REVOLVING CREDIT AGREEMENT

                            DATED AS OF JULY 24, 1998

                             COMERICA BANK, AS AGENT
================================================================================

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
1.       DEFINITIONS ..........................................................................................1

2.       REVOLVING CREDIT .....................................................................................16
             2.1     Revolving Credit Commitment ..............................................................16
             2.2     Accrual of Interest and Maturity .........................................................16
             2.3     Requests for Advances and Requests for Refundings and Conversions
                     of Revolving Credit Advances..............................................................17
             2.4     Disbursement of Revolving Credit Advances ................................................18
             2.5     Prime-based Advance in Absence of Election or Upon Default ...............................19
             2.6     Revolving Credit Facility Fee ............................................................20
             2.7     Reduction of Indebtedness; Revolving Credit Aggregate Commitment .........................20
             2.8     Optional Reduction or Termination of Revolving Credit Aggregate
                     Commitment................................................................................20
             2.9     Extension of Revolving Credit Maturity Date ..............................................21

3.       LETTERS OF CREDIT ....................................................................................21

             3.1     Letters of Credit ........................................................................21
             3.2     Conditions to Issuance ...................................................................22
             3.3     Notice ...................................................................................23
             3.4     Letter of Credit Fees ....................................................................23
             3.5     Other Letter of Credit Fees ..............................................................24
             3.6     Draws and Demands for Payment Under Letters of Credit . ..................................24
             3.7     Obligations Irrevocable ..................................................................26
             3.8     Risk Under Letters of Credit .............................................................27
             3.9     Indemnification ..........................................................................28
             3.10    Right of Reimbursement ...................................................................28

4.       MARGIN ADJUSTMENTS; INTEREST PAYMENTS ................................................................29

             4.1     Margin Adjustments .......................................................................29
             4.2     Prime-based Interest Payments ............................................................30
             4.3     Eurocurrency-based Interest Payments .....................................................30
             4.4     Interest Payments on Conversions .........................................................30
             4.5     Interest on Default ......................................................................30
             4.6     Prepayment of Revolving Credit Advances ..................................................31

5.       CONDITIONS ...........................................................................................31
             5.1     Execution of Notes and this Agreement ....................................................31
             5.2     Corporate Authority ......................................................................31

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                             Page
                                                                                                             ----

             5.3     Collateral Documents and Guaranties ......................................................32
             5.4     Compliance with Certain Documents and Agreements .........................................32
             5.5     Opinion of Counsel .......................................................................32
             5.6     Company's Certificate ....................................................................32
             5.7     Payment of Fees ..........................................................................33
             5.8     Existing Credit Facilities ...............................................................33
             5.9     Other Documents and Instruments ..........................................................33
             5.10    Continuing Conditions ....................................................................33

6.       REPRESENTATIONS AND WARRANTIES .......................................................................34
             6.1     Corporate Authority ......................................................................34
             6.2     Due Authorization - Company ..............................................................34
             6.3     Due Authorization - Guarantors ...........................................................34
             6.4     Liens ....................................................................................34
             6.5     Taxes ....................................................................................34
             6.6     No Defaults ..............................................................................35
             6.7     Enforceability of Agreement and Loan Documents -- Company ................................35
             6.8     Enforceability of Loan Documents -- Guarantors ...........................................35
             6.9     Compliance with Laws .....................................................................35
             6.10    Non-contravention--Company ...............................................................36
             6.11    Non-contravention--Guarantors ............................................................36
             6.12    No Litigation ............................................................................36
             6.13    Consents, Approvals and Filings, Etc .....................................................36
             6.14    Agreements Affecting Financial Condition .................................................37
             6.15    No Investment Company or Margin Stock ....................................................37
             6.16    ERISA ....................................................................................37
             6.17    Conditions Affecting Business or Properties ..............................................37
             6.18    Environmental and Safety Matters .........................................................37
             6.19    Subsidiaries .............................................................................38
             6.20    Accuracy of Information ..................................................................38

7.        AFFIRMATIVE COVENANTS ...............................................................................38
             7.1     Financial Statements .....................................................................38
             7.2     Certificates; Other Information ..........................................................39
             7.3     Payment of Obligations ...................................................................40
             7.4     Conduct of Business and Maintenance of Existence .........................................40
             7.5     Maintenance of Property; Insurance .......................................................40
             7.6     Inspection of Property; Books and Records, Discussions ...................................40
             7.7     Notices   ................................................................................41

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                             Page
                                                                                                             ----
             7.8     Hazardous Material Laws...................................................................41
             7.9     Maintain Base Net Worth ..................................................................42
             7.10    Fixed Charge Coverage Ratio ..............................................................42
             7.11    Senior Funded Debt to Adjusted EBITDA Ratio ..............................................42
             7.12    Senior Funded Debt to Total Capitalization Ratio .........................................42
             7.13    Net Premium and Gross Premium Ratio ......................................................42
             7.14    Taxes ....................................................................................42
             7.15    Governmental and Other Approvals .........................................................42
             7.16    Compliance with ERISA ....................................................................42
             7.17    ERISA Notices ............................................................................43
             7.18    Use of Proceeds ..........................................................................43
             7.19    Future Subsidiaries . ....................................................................43

8.       NEGATIVE COVENANTS ...................................................................................43
             8.1     Limitation on Debt .......................................................................44
             8.2     Limitation on Liens ......................................................................45
             8.3     Limitation on Guarantee Obligations ......................................................45
             8.4     Acquisitions .............................................................................45
             8.5     Limitation on Mergers, or Sale of Assets .................................................46
             8.6     Restricted Payments ......................................................................46
             8.7     Limitation on Investments, Loans and Advances ............................................46
             8.8     Transactions with Affiliates .............................................................47
             8.9     Limitation on Negative Pledge Clauses ....................................................47
             8.10    Prepayment of Debts ......................................................................47
             8.11    Subordinated Debt ........................................................................47
             8.12    Reinsurance Contracts ....................................................................47
             8.13    Investment Portfolio .....................................................................47
             8.14    NAIC Ratio Tests .........................................................................47
             8.15    Intangible Assets ........................................................................47

 9.      DEFAULTS .............................................................................................48
             9.1     Events of Default ........................................................................48
             9.2     Exercise of Remedies .....................................................................50
             9.3     Rights Cumulative ........................................................................50
             9.4     Waiver by Company of Certain Laws ........................................................50
             9.5     Waiver of Defaults .......................................................................50
             9.6     Set Off ..................................................................................51

 10.     PAYMENTS, RECOVERIES AND COLLECTIONS .................................................................51

                                TABLE OF CONTENTS
                                   (Continued)


                                                                                                             Page
                                                                                                             ----


             10.1   Payment Procedure .........................................................................51
             10.2   Application of Proceeds of Collateral .....................................................53
             10.3   Pro-rata Recovery .........................................................................53

11.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS .....................................................53
             11.1   Reimbursement of Prepayment Costs .........................................................53
             11.2   Agent's Eurocurrency Lending Office .......................................................54
             11.3   Circumstances Affecting Eurocurrency-based Rate Availability ..............................54
             11.4   Laws Affecting Eurocurrency-based Advance Availability ....................................54
             11.5   Increased Cost of Eurocurrency-based Advances .............................................55
             11.6   Indemnity .................................................................................56
             11.7   Other Increased Costs .....................................................................56
             11.8   Substitution of Banks .....................................................................57

12.      AGENT ................................................................................................57
             12.1   Appointment of Agent ......................................................................57
             12.2   Deposit Account with Agent ................................................................58
             12.3   Scope of Agent's Duties ...................................................................58
             12.4   Successor Agent ...........................................................................58
             12.5   Agent in its Individual Capacity ..........................................................59
             12.6   Credit Decisions ..........................................................................59
             12.7   Agent's Fees ..............................................................................59
             12.8   Authority of Agent to Enforce Notes and This Agreement ....................................60
             12.9   Indemnification ...........................................................................60

             12.10  Knowledge of Default ......................................................................60
             12.11  Agent's Authorization; Action by Banks ....................................................61
             12.12  Enforcement Actions by the Agent ..........................................................61

13.      MISCELLANEOUS ........................................................................................61
             13.1   Accounting Principles .....................................................................61
             13.2   Consent to Jurisdiction ...................................................................61
             13.3   Law of Michigan ...........................................................................62
             13.4   Interest ..................................................................................62
             13.5   Closing Costs and Other Costs; Indemnification ............................................62
             13.6   Notices ...................................................................................63
             13.7   Further Action ............................................................................64
             13.8   Successors and Assigns; Participations; Assignments .......................................64
             13.9   Indulgence ................................................................................67
             13.10  Counterparts...............................................................................67

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                             Page
                                                                                                             ----
             13.11 Amendment and Waiver .......................................................................67
             13.12 Confidentiality ............................................................................68
             13.13 Withholding Taxes ..........................................................................68
             13.14 Taxes and Fees .............................................................................68
             13.15 WAIVER OF JURY TRIAL .......................................................................68
             13.16 Complete Agreement; Conflicts ..............................................................69
             13.17 Severability ...............................................................................69
             13.18 Table of Contents and Headings .............................................................69
             13.19 Construction of Certain Provisions .........................................................69
             13.20 Independence of Covenants ..................................................................69
             13.21 Reliance on and Survival of Various Provisions .............................................69

                                TABLE OF CONTENTS
                                -----------------
                                   (Continued)

SCHEDULES

         Schedule 1.1        Pricing Matrix
         Schedule 1.2        Percentages
         Schedule 5.2 List of Jurisdictions in which Company and/ or Subsidiaries do business
         Schedule 6.9        Compliance with Laws
         Schedule 6.12       Litigation
         Schedule 6.16       Employee Pension Benefit Plans
         Schedule 6.18       Environmental Matters
         Schedule 6.19       Subsidiaries
         Schedule 6.20       Contingent Obligations
         Schedule 8.1        Existing Debt
         Schedule 8.2        Permitted Liens
         Schedule 13.6       Notices

EXHIBITS

         A        FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
         B        FORM OF REVOLVING CREDIT NOTE
         C        FORM OF NOTICE OF LETTERS OF CREDIT
         D        FORM OF COVENANT COMPLIANCE REPORT
         E        FORM OF ASSIGNMENT AGREEMENT
         F        FORM OF GUARANTY (including Exhibit "A" - Joinder Agreement)

                            REVOLVING CREDIT AGREEMENT
                            --------------------------

         This Revolving Credit Agreement ("Agreement") is made as of the 24th day of July, 1998, by and among the financial institutions from time to time signatory hereto (individually a "Bank," and any and all such financial institutions collectively the "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent"), and Meadowbrook Insurance Group, Inc., a Michigan corporation (the "Company");

         COMPANY, AGENT AND BANKS AGREE:

1.       DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be the Company, individually, or a Subsidiary jointly and severally with Company) named in an application to the Issuing Bank for the issuance of such Letter of Credit.

         "Adjusted EBITDA" shall mean as of any date of determination, net income of Company, Meadowbrook, Inc., ASI, Inc., any Subsidiary which is not an Insurance Subsidiary or a Subsidiary regulated by any regulatory agency that regulates insurance companies and Crest Financial Corporation (excluding in the calculation thereof the net income of Williamsburg National Insurance Company) for the four preceding fiscal quarters ending on such date of determination, plus, to the extent deducted in determining net income, depreciation and amortization for such period, taxes on income for such period and Interest Expense for such period, plus an amount equal to fifty percent (50%) of the sum of net income of American Indemnity Insurance Company Ltd. for the four preceding fiscal quarters ending on such date of determination, plus, to the extent deducted in determining such net income, depreciation and amortization for such period, taxes on income for such period and Interest Expense for such period, plus the greater of (i) fifty percent (50%) of the amount available to be distributed by Star Insurance Company and Williamsburg National Insurance Company to Company as of such date of determination and (ii) one hundred percent (100%) of the change in the amount available for distribution by Star Insurance Company and Williamsburg National Insurance Company from the amount available to be distributed as of the last day of the preceding fiscal quarter.

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company, and made by the Banks under Section 2.1 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof, any advance in respect of a Letter of Credit under Section 3.6 hereof (including without limitation the unreimbursed amount of any draws under any Letters of Credit), and shall include, as applicable, a Eurocurrency-based Advance and a Prime-based Advance.

         "Affected Lender" shall have the meaning set forth in Section 11.8.

         "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to the Company's Affiliates.

         "Agent" shall mean Comerica Bank, in its capacity as agent for the Banks hereunder, or any successor agent appointed in accordance with Section
12.4 hereof.

         "Agent's Fees" shall mean those agency, and other fees and expenses required to be paid by Company to Agent under Section 12.7 hereof.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Applicable Interest Rate" shall mean the Eurocurrency-based Rate or the Prime-based Rate, as selected by Company from time to time subject to the terms and conditions of this Agreement.

         "Applicable L/C Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the Letter of Credit Fees due and payable hereunder, determined by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

         "Banks" shall mean Comerica Bank and such other financial institutions from time to time parties hereto as lenders and shall include any assignee which becomes a Bank pursuant to Section 13.8 hereof.

         "Base Net Worth" shall mean (i) $115,000,000, plus (ii) (on a cumulative basis) for each fiscal quarter ending on or after the Effective Date, the sum of (A) seventy five percent (75%) of Net Income (if positive), earned in each fiscal quarter commencing after December 31, 1997 and (B) one hundred percent (100%) of the cash proceeds of the issuance of any Equity Interests of Company (net of reasonable and customary costs and expenses of issuance) during such fiscal quarter.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, London and New York.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

         "Cash and Cash Equivalents" shall mean as of any date, (a) cash that is then owned by Company and (b) any of the following then owned by Company: (i) commercial paper of any United States issuer having a rating of P-1 (or the equivalent thereof) or higher then given by Moody's Investors Service Inc. or A-I (or the equivalent thereof) or higher then given by Standard & Poor's Ratings Group, (ii) direct obligations of, and obligations fully guaranteed by, the United States of America, and (iii) certificates of deposit of any commercial bank that is a member of the Federal Reserve System and that has capital surplus and undivided profits (as shown on its most recently published statement of condition) aggregating not less than $100,000,000 provided that each of the foregoing has a maturity date not later than 180 days after the date of acquisition thereof by Company.

         "Comerica Bank" shall mean Comerica Bank, a Michigan banking corporation, its successors or assigns.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or which is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Internal Revenue Code.

         "Company" is defined in the Preamble.

         "Consolidated" or "Consolidating" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

         "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking which such Person is a party or by which it or any of its property is bound.

         "Covenant Compliance Report" shall mean the report to be furnished by Company to the Agent pursuant to Section 7.2(a) hereof, in the form of attached Exhibit D and certified by a Responsible Officer, in which report Company shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections
7.9 through 7.13 and 8.14 of this Agreement.

         "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or businesses of the Company and its Subsidiaries (taken as a whole) or on the ability of the Company and Subsidiaries (taken as a whole) to pay their debts, as such debts become due.

         "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit, obligations in respect of bankers acceptances, provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

         "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

         "Dividends Paid or Payable" shall mean for any period the aggregate amount of dividends and other payments and distributions in respect of the capital stock of the Guarantor and/or New Subsidiaries that is or is available to be paid to Company during such period.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 5.1 through 5.10 have been satisfied.

         "Equity Interests" means, with respect to any Person, any and all shares, share capital, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

         "Eurocurrency-based Advance" shall mean an Advance which bears interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean, with respect to any Eurocurrency-Interest Period, the per annum interest rate which is equal to the sum of the Margin plus the quotient of:

          (A) the per annum interest rate at which deposits in eurodollars are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurodollar market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

         (B) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurocurrency-Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurodollar funding (currently referred to as "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, all as conclusively determined (absent manifest error) by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Eurocurrency-Interest Period" shall mean the Interest Period applicable to a Eurocurrency-based Advance.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at Grand Cayman, British West Indies or such other branch or branches of Agent, domestic or foreign, as it may hereafter designate as a Eurocurrency Lending Office by notice to Company and the Banks, and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth in Agent's administrative questionnaire completed by such Bank (or identified thereon as a Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

         "Event of Default" shall mean each of the Events of Default specified in Section 9.1 hereof.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Fees" shall mean the Revolving Credit Facility Fee, the Letter of Credit Fees, the Agent's Fees, and the other fees and charges payable by Company to the Banks or Agent hereunder.

         "Financial Statements" shall mean all those balance sheets, earnings statements and other financial data (whether of the Company or the Subsidiaries) which have been furnished to the Agent or the Banks for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby,

         "Fixed Charge Coverage" shall mean as of any date of determination, a ratio, the numerator of which is Adjusted EBITDA for the four preceding fiscal quarters ending on such date of determination, and the denominator of which is Interest Expense of Company for such period, plus an amount equal to all principal payments payable during such period by Company with respect to Funded Debt, plus all dividends paid or payable during such period by Company or any of its Subsidiaries.

         "Funded Debt" shall mean for any Person as of any date of determination, the sum, without duplication, of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capitalized Leases as of such date, (c) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person as of such date, unless such obligations are secured in full by cash or marketable securities, and (d) all liabilities secured by any lien on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, in each case determined in accordance with GAAP.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof, consistently applied.

         "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

         "Gross Premiums Ratio" shall mean for any Person as of any date of determination a ratio the numerator of which is gross premiums written of such Person for the four preceding fiscal quarters ending on such date of determination and the denominator of which is Statutory Surplus of such Person as of such date.

         "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "Guarantor(s)" shall mean each Subsidiary of the Company (other than the Insurance Subsidiaries) and each Person otherwise becoming a Subsidiary of the Company (other than an Insurance Subsidiary) subsequent to the date hereof or otherwise entering into a Guaranty (by joinder agreement or otherwise) from time to time and shall as of the date of execution of this Agreement consist of the Subsidiaries listed on Schedule 6.19 hereto.

         "Guaranty" shall mean the Guaranty to be made by each of the Guarantors (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty) in favor of the Agent for the ratable benefit of the Banks, substantially in the form of Exhibit F, as amended or otherwise modified from time to time.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any hazardous, toxic or dangerous waste, substance or material on or about any facilities owned, leased or operated by Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to any hazardous, toxic or dangerous waste, substance or material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Company from time to time pursuant to an Interest Rate Protection Agreement; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

         "Indebtedness" shall mean all indebtedness and liabilities (including without limitation interest, fees and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of Company or any Subsidiary to any of the Banks or to the Agent, in any manner and at any time, whether evidenced by the Notes, arising under any Guaranty or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by Company or any Subsidiary to, any of the Banks or the Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, any payment obligations, if any, under Hedging Transactions evidenced by Interest Rate Protection Agreements, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Notes or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and the Subsidiaries (whether direct or contingent) shall be determined without duplication.

         "Insurance Subsidiaries" shall mean Savers Property and Casualty Insurance Company, Star Insurance Company, American Indemnity Insurance Co. Ltd., Williamsburg National Insurance Company and any other Subsidiary of Company engaged in the issuance of insurance policies.

         "Interest Expense" shall mean for any Person for any period (without duplication with respect to any other Person), all interest paid, payable or accrued during such period by such Person on indebtedness of the such Person determined on a consolidated basis in accordance with GAAP.

         "Interest Period" shall mean with respect to a Eurocurrency-based Advance, one (1), two (2), three (3) or six (6) months (or any lesser or greater number of days agreed to in advance by Company, Agent and the Banks) as selected by Company pursuant to Section 2.3, provided, however, that any Eurocurrency-Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day, and no Interest

Period which would end after the Revolving Credit Maturity Date shall be permitted with respect to any Advance.

         "Interest Rate Protection Agreement" means any interest rate swap, cap, floor, collar, forward rate agreement, foreign currency agreement or other rate protection transaction, or any combination of such transaction or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into between Company and any Bank or an Affiliate of a Bank.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

         "Issuing Bank" shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder.

         "Issuing Office" shall mean Issuing Bank's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226-3239 or such other office as Issuing Bank shall designate as its Issuing Office.

         "Joinder Agreement (Guaranty)" shall mean a joinder agreement in the form attached as "Exhibit A" to the form of the Guaranty (Exhibit F to this Agreement), to be executed and delivered by any Person required to be a Guarantor pursuant to Section 7.19 of this Agreement.

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Bank of an Account Party or Account Parties requesting Issuing Bank to issue such Letter of Credit, as amended from time to time.

         "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

         "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by the Company as of such date.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Letter(s) of Credit" shall mean any standby or trade letters of credit issued by Issuing Bank at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof.

          "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Capitalized Lease, subordination or any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement or other claim or right, whether based on common law or statute.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Guaranty(ies) any Interest Rate Protection Agreement and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

         "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Notes, or, if no Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

         "Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin determined in accordance with the provisions of
Section 4.1 hereof by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

         "Material Subsidiary" shall mean each Subsidiary (a) the purchase price for which was equal to or greater than Two Million Five Hundred Thousand Dollars ($2,500,000) (including in purchase price Funded Debt assumed in connection with the acquisition or formation of such Subsidiary) or (b) which has annual revenues equal to or in excess of Four Million Dollars ($4,000,000).

         "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.


         "Net Income" shall mean the net income (or loss) of Company and its Consolidated Subsidiaries for any period determined in accordance with GAAP.

         "Net Premium Ratio" shall mean for any Person as of any date of determination a ratio the numerator of which is Net Written Premiums of such Person for the four preceding fiscal quarters ending on such date of determination and the denominator of which is Statutory Surplus of such Person as of such date.

         "Net Written Premiums" shall mean with respect to any Subsidiary of the Company, such Subsidiary's gross written premiums, plus reinsurance assumed premiums less reinsurance ceded premiums.

         "Net Worth" shall mean, as of any applicable date of determination, the excess of (i) the book value of all assets of Company and its Consolidated Subsidiaries after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) all Debt of Company and its Consolidated Subsidiaries.

         "New Subsidiaries" shall mean Subsidiaries acquired or established after the date of execution of this Agreement which are not Insurance Subsidiaries and are not regulated by any regulatory agency which regulates insurance companies.

         "Notes" shall mean the Revolving Credit Notes and the Term Notes.

         "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Schedule 1.2 hereto, of the Revolving Credit Aggregate Commitment and Letters of Credit, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with provisions of Section 13.8.

         "Permitted Acquisition" shall mean (i) any acquisition of a Person within the insurance business for which the purchase price does not exceed Five Hundred Thousand Dollars ($500,000) and (b) any acquisition by the Company or any Subsidiary of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or shares of stock or other ownership interests of another Person, which in the case of this subclause (b) satisfies and/or is conducted in accordance with the following requirements:

         (a) Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Company and its Subsidiaries;

         (b) The Company shall have delivered to the Agent and the Banks not less than thirty (30) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information;

         (c) Both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing; and

         (d) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved.

         "Permitted Investments" shall mean with respect to any Person:

                  (a) Governmental Obligations;

                  (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

                  (c) Banker's acceptances, commercial accounts, demand deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of its Subsidiaries in the ordinary course of business;

                  (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

                  (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced;

                  (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above;

                  (g) Securities held in its investment portfolio;

                  (h) Equity interests in entities which are not Subsidiaries to the extent not exceeding $2,500,000 in the aggregate.

         "Permitted Liens" shall mean with respect to any Person:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person; and

                  (f) Liens in favor of Comerica Bank, in its individual capacity and not as Issuing Bank, to secure obligations with respect to letters of credit issued by Comerica Bank for the benefit of such Person.

         "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the greater of (i) the Prime Rate less the Margin, and (ii) the Alternate Base Rate.

         "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by a Responsible Officer of the Company (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition and, pro forma combined projected financial information for the Company and its consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition or the closing date and as of the end of at least the next succeeding three (3) fiscal years of Company following the acquisition and projected statements of income for each of those years, including sufficient detail to permit calculation of the amounts and the ratios described in Sections 7.9 through 7.13 and 8.14 hereof, as projected as of the effective date of the acquisition and for those fiscal years and accompanied by (i) a statement setting forth a calculation of the ratios and amounts so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as any Bank shall reasonably request.

         "Purchasing Lender" shall have the meaning set forth in Section 11.8.

         "Rating Agency" shall mean Moody's Investor Services, Standard and Poor's Ratings Group or any other nationally recognized statistical rating organization which is acceptable to the Agent.

         "Regulatory Agency" shall mean any state board, commission, department or other regulatory body which regulates insurance companies or insurance holding companies.

         "Reimbursement Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement to reimburse the Issuing Bank for each payment made by the Issuing Bank under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Issuing Bank under such Letter of Credit Agreement.

         "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other

Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company by the Banks pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

         "Revolving Credit Advance" shall mean a borrowing requested by Company and made by the Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to
Section 2.3 hereof and any advance in respect of a Letter of Credit under
Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or a Prime-based Advance.

         "Revolving Credit Aggregate Commitment" shall mean Fifty Million Dollars ($50,000,000), subject to reduction or termination under Section 2.8 or
9.2 hereof.

         "Revolving Credit Facility Fee" shall mean the fees payable to Agent for distribution to the Banks pursuant to Section 2.6 hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) July 1, 2001, as such date may be extended from time to time pursuant to
Section 2.9 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.8 or Section 9.2 hereof.

         "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.1 hereof, made by Company to each of the Banks in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

         "SAP" shall mean statutory accounting principals formulated by the NAIC and permitted under the laws of Michigan or with respect to any Insurance Subsidiary not incorporated under the laws of Michigan under the laws of such Subsidiary's place of incorporation.

         "Senior Funded Debt" shall mean, as of any date of determination, Funded Debt of Company and its Consolidated Subsidiaries other than Subordinated Debt.

         "Statutory Surplus" of any Person shall mean the statutory surplus of such Person computed in the, manner required for page 3, column 1, line 25 of its annual statement of condition and affairs prepared in accordance with SAP.

         "Subordinated Debt" shall mean Debt of the Company which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent and the Majority Banks.

         "Subordinated Debt Documents" shall mean and include any documents evidencing Subordinated Debt, in each case, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

         "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies).

         "Tangible Net Worth" shall mean, as of any applicable date of determination, the excess of (i) the book value of all assets of Company and its Consolidated Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) all Debt of Company and its Consolidated Subsidiaries.

         "Total Capitalization" shall mean, as of any date of determination thereof, the sum of the outstanding principal amount of the Consolidated Funded Debt as of such date plus Tangible Net Worth as of such date, plus the outstanding principal amount of Subordinated Debt as of such date.

2.       REVOLVING CREDIT

         2.1 Revolving Credit Commitment. Subject to the terms and conditions of this Agreement (including Section 2.3 hereof), each Bank severally and for itself alone agrees to make Advances of the Revolving Credit to Company from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding each such Bank's Percentage of the Revolving Credit Aggregate Commitment. All of such Advances hereunder shall be evidenced by the Revolving Credit Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

         2.2 Accrual of Interest and Maturity. The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Revolving Credit Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records may be kept electronically and which will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

         2.3 Requests for Advances and Requests for Refindings and Conversions of Revolving Credit Advances. Company may request a Revolving Credit Advance, refund any Revolving Credit Advance in the same type of Revolving Credit Advance or convert any Revolving Credit Advance to any other type of Revolving Credit Advance only after delivery to Agent of a Request for Revolving Credit Advance executed by a person authorized by the Company to make such requests on behalf of Company subject to the following and to the remaining provisions hereof:

             (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance including without limitation:

            (i) the proposed date of Revolving Credit Advance, which must be a Business Day;

            (ii) whether the Revolving Credit Advance is a refunding or conversion of an outstanding Revolving Credit Advance; and

            (iii) whether such Revolving Credit Advance is to be a Prime-based
                  Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the Interest Period applicable thereto;

             (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 11:00 a.m. (Detroit time) three (3) Business Days prior to the proposed date of Revolving Credit Advance, except in the case of a Prime-based Advance, for which the Request for Revolving Credit Advance must be delivered by 1:00 p.m. (Detroit time) on such proposed date;

             (c) the principal amount of such requested Revolving Credit Advance, plus the principal amount of all other Advances then outstanding hereunder, plus the Letter of Credit Obligations, less the principal amount of any outstanding Revolving Credit Advance to be refunded by the requested Revolving Credit Advance shall not exceed the then applicable Revolving Credit Aggregate Commitment;

             (d) (x) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) and (y) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Indebtedness under this Agreement to be then combined therewith having the same Interest Period shall be at least Five Hundred Thousand Dollars ($500,000) and at any one time there shall not be in effect more than four (4) Interest Periods with respect to the Revolving Credit;

             (e) each Request for Revolving Credit Advance shall constitute and include a certification by the Company as of the date thereof that:

            (i) both before and after the Revolving Credit Advance, the obligations of the Company and the Guarantors set forth in this Agreement and the other Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

            (ii) to the best knowledge of Company all conditions to Advances of the Revolving Credit have been satisfied;

            (iii) there is no Default or Event of Default in existence, and none will exist upon the making of the Advance;

            (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of and immediately after the making of the Advance; and

            (v) the execution of such Revolving Credit Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries.


         Agent, acting on behalf of the Banks, may, at its option, lend under this Section 2 upon the telephone request of an authorized officer of Company and, in the event Agent, acting on behalf of the Banks, makes any such Advance upon a telephone request, the requesting officer shall, if so requested by Agent, fax to Agent, on the same day as such telephone request, a Request for Advance. Company hereby authorizes Agent to disburse Advances under this Section
2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.

         2.4      Disbursement of Revolving Credit Advances.

                  (a) Upon receiving any Request for a Revolving Credit Advance from Company under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telecopy, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Revolving Credit Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of the Revolving Credit Advance. Unless such Bank's commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall send the amount of its Percentage of the Advance in same day funds in Dollars to Agent at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226-3239 not later than 3:00 p.m. (Detroit time) on the date of such Advance.

                  (b) Subject to submission of a Request for Revolving Credit Advance delivered in accordance with Section 2.3 hereof by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Agent shall make available to Company the aggregate of the amounts so received by it from the Banks under this Section 2.4, in like funds, not later than 4:00 p.m. (Detroit time) on the date of such Revolving Credit Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct.

                  (c) Unless Agent shall have been notified by any Bank prior to the date of any proposed Revolving Credit Advance that such Bank does not intend to make available to Agent such Bank's Percentage of the Revolving Credit Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in its sole discretion and without obligation to do so, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank in accordance with Section 2.4(a), as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company, and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or from Company, as the case may be but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

               (i) in the case of such Bank, the Federal Funds Effective Rate for the first two (2) Business Days such amount remains unpaid and at the rate of interest applicable to the Revolving Credit Advances thereafter; or

               (ii) in the case of Company, the rate of interest then applicable to the Revolving Credit Advance.

         The obligation of any Bank to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Bank to make any Revolving Credit Advance hereunder, and no Bank shall have any liability to the Company, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Revolving Credit Advance hereunder.

         2.5 Prime-based Advance in Absence of Election or Upon Default. If, as to any outstanding Eurocurrency-based Advance, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Revolving Credit Advance meeting the requirements of Section
2.3 hereof with respect to the refunding or conversion of such Advance, or, subject to Section 5.6 hereof, if on such day a Default or Event of Default shall exist, the principal amount thereof which is not then prepaid shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action.

         2.6 Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent on behalf of Banks a Revolving Credit Facility Fee quarterly in arrears commencing October 1, 1998 (in respect of the prior fiscal quarter or portion thereof), and on the first day of each fiscal quarter thereafter. The Revolving Credit Facility Fee shall be the sum of the fifteen one hundredths of one percent (.15%) per annum multiplied by Revolving Credit Aggregate Commitment (whether used or unused) then in effect without giving effect to any reductions therein based on the amount of the Environmental Reserve, computed on a daily basis. The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable under any circumstances.

         2.7 Reduction of Indebtedness; Revolving Credit Aggregate Commitment. If at any time and for any reason the aggregate principal amount of Revolving Credit Advances hereunder to Company, plus the Letter of Credit Obligations which shall be outstanding at such time, shall exceed the Revolving Credit Aggregate Commitment then in effect, the Company shall immediately reduce any pending request for an Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Indebtedness equal to such excess and, to the extent such Indebtedness consists of Letter of Credit Obligations, provide cash collateral on the basis set forth in Section 10.2 hereof. Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 12.1 hereof; provided, however, that Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Prime-based Advance, if any.

         2.8 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. The Company may, upon at least five (5) Business Days' prior written notice to Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to at least Two Million Dollars ($2,000,000) or a larger integral multiple of One Million Dollars ($1,000,000);
(ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the sum of the aggregate unpaid principal amount of Revolving Credit Advances, plus the Letter of Credit Obligations, exceeds the then applicable Revolving Credit Aggregate Commitment, taking into account the aforesaid reductions thereof, together with accrued but unpaid interest on the principal amount of such prepaid Advances to the date of prepayment; (iv) if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Advance; and (v) no reduction shall reduce the amount of the Revolving Credit Aggregate Commitment to an amount which is less than the Letter of Credit Obligations at such time. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Bank's portion thereof proportionately (based upon the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit and then to Eurocurrency-based Advances.

         2.9 Extension of Revolving Credit Maturity Date. (a) Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent (with sufficient copies for each Bank) (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent) prior to April 1st, but not before March 1st, of each fiscal year, request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Bank shall, not later than May 31st of such fiscal year, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for an additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company that such extension has occurred.

             (b) If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request on or before May 31st of such fiscal year, then (w) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (x) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company to request extensions thereof under this
Section 2.9), and (y) the commitments of the Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company thereof.

3.       LETTERS OF CREDIT

         3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Bank shall through its Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement, and such other documentation related to the requested Letter of Credit as the Issuing Bank may reasonably require, issue Letters of Credit for the account of such Account Party, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed an amount equal to the then applicable Revolving Credit Aggregate Commitment minus the aggregate principal amount of Revolving Credit Advances at such time outstanding. Each Letter of Credit shall be in a minimum face amount of Five Thousand Dollars ($5,000) (or such lesser amount as the Issuing Bank, in its sole discretion, may permit) and shall have an expiration date not later than the earlier of (i) twenty four months from the date of issuance thereof, and (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date. The submission of all applications and the issuance of each Letter of Credit hereunder shall be subject in all respects to applicable provisions of U.S. law and regulations, including without limitation, the Trading With the Enemy Act, Export Administration Act, International Emergency Economic Powers Act, and the Regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury.

         3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party unless, as of the date of issuance of such Letter of Credit:

             (a) the face amount of the Letter of Credit requested, plus the Letter of Credit Obligations, does not exceed an amount equal to the then applicable Revolving Credit Aggregate Commitment minus the aggregate principal amount of Revolving Credit Advances at such time outstanding;

             (b) the obligations of Company and the Subsidiaries set forth in this Agreement and the Loan Documents are valid, binding and enforceable obligations of Company and each of the Subsidiaries and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by Company or any of the Subsidiaries;

             (c) both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

             (d) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date;

             (e) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any material contract, agreement or other borrowing of Company or any Subsidiary;

             (f) the Account Party requesting the Letter of Credit shall have delivered to Issuing Bank at its Issuing Office (with a copy sent by Account Party to the Agent), not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Issuing Bank and its Issuing Office;

             (g) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the requested Letter of Credit, or any Bank from taking an assignment of its Percentage thereof pursuant to Section
         3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Bank refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

             (h) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or for any Bank to take an assignment of its Percentage of the requested Letter of Credit, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located (each a "Banking Authority"), and no establishment of any new material restrictions by any Banking Authority on transactions involving letters of credit or on banks materially affecting the issuance of letters of credit by banks; and

             (i) Issuing Bank shall have received the facing fee required in connection with the issuance of such Letter of Credit pursuant to
         Section 3.4(b) hereof.

Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in this Section 3.2 (a) through (f). The Issuing Bank shall be entitled to rely on such certification without any duty of inquiry.

         3.3 Notice. The Issuing Bank will deliver to the Agent, concurrently or promptly following its delivery of any Letter of Credit, a true and complete copy of each Letter of Credit.

Promptly upon its receipt thereof, Agent shall give notice, substantially in the form attached as Exhibit C, to each Bank of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

         3.4 Letter of Credit Fees. Company shall pay to the Agent for distribution to the Issuing Bank and the Banks in accordance with the Percentages, Letter of Credit Fees as follows:

             (a) A per annum Letter of Credit Fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto in the amount of the Applicable L/C Fee Percentage (determined with reference to
         Schedule 1.1 of this Agreement), exclusive of the facing fee to be paid to Issuing Bank under Section 3.4(b) hereof.

             (b) A facing fee of the lesser of (i) one eighth percentage point (1/8%) per annum on the undrawn amount of each Letter of Credit or (ii) $500.00, to be paid by the Company to the Issuing Bank for its own account.

             (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by or participated in, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any of the Banks any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause
         (i) or (ii) above shall be to increase in an amount deemed material by Issuing Bank or such Bank the cost or expense to Issuing Bank or the Banks of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon demand by the Issuing Bank or such Bank, as the case may be, the Company shall, within thirty days following demand for payment, pay to Issuing Bank or such Bank, as the case may be, from time to time as specified by the Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank for such increased cost and expense, together with interest on each such amount from thirty days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, shall be promptly submitted to the Company and shall be conclusive evidence, absent manifest error, as to the amount thereof.

             (d) All payments by the Company to the Agent for distribution to the Issuing Bank or the Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the principal office of the Agent or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The fees described in clause (a) above shall be nonrefundable under all circumstances and shall be payable quarterly in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than one year) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3.5 Other Letter of Credit Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Company and the applicable Account Party shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by Issuing Bank or its Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of Issuing Office in effect from time to time.

         3.6 Draws and Demands for Payment Under Letters of Credit.

             (a) The Company and each applicable Account Party agree to pay to the Agent for the account of the Issuing Bank, on the day on which the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Issuing Bank relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Bank on such day, upon each such payment by the Issuing Bank, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to substitute for its Reimbursement Obligation, a Prime-based Advance from the Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in
         Article 2 hereof and, to the extent of the Prime-based Advance so disbursed, the Reimbursement Obligation of the Company or the applicable Account Party to the Agent under this Section 3.6 shall be deemed satisfied.

             (b) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Bank on such date unless the Company or applicable Account Party shall have satisfied its Reimbursement Obligation under Section 3.6(a) by payment to the Agent on such date. The Issuing Bank shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under Section 3.6(a) hereof

             (c) Upon issuance by the Issuing Bank of each Letter of Credit hereunder, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit and related Letter of Credit Payment based on its respective Percentage. Each Bank, on the date a draft or demand under any Letter of Credit is honored, shall make its Percentage share of the amount paid by the Issuing Bank, and not reimbursed by the Company or applicable Account Party by payment to the Agent on such day, available in immediately available funds at the principal office of the Agent for the account of the Issuing Bank. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent for the account of the Issuing Bank at a per annum rate equal to the interest rate applicable during such period to the related Advance disbursed under Section 3.6(a) in respect of the Reimbursement Obligation of the Company and the applicable Account Party. If such Bank shall pay such amount to the Agent for the account of the Issuing Bank together with such interest, such amount so paid shall constitute a Prime-based Advance by such Bank disbursed in respect of the Reimbursement Obligation of the Company or applicable Account Party under Section 3.6(a) for purposes of this Agreement, effective as of the date such amount was paid by the Issuing Bank. The failure of any Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent for the account of the Issuing Bank shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent for the account Issuing Bank.

             (d) Nothing in this Agreement shall be construed to require or authorize any Bank other than the Issuing Bank to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 Obligations Irrevocable. The obligations of Company and any Account Party to make payments to Agent for the account of the Issuing Bank or of the Banks with respect to Reimbursement Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

             (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

             (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

             (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any

         Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any other Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

             (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

             (e) Absent gross negligence or willful misconduct on the part of the Issuing Bank or Banks, any failure, omission, delay or lack on the part of the Agent, the Issuing Bank or any other Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, the Issuing Bank, any other Bank or any such party under this Agreement, any of the Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, the Issuing Bank, any other Bank or any such party; or

             (f) Absent gross negligence or willful misconduct on the part of the Issuing Bank or Banks, any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Company or any Account Party against the Agent, the Issuing Bank or any other Bank. Nothing contained in this Section 3.7 shall be deemed to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, the Issuing Bank or any Bank.

         3.8 Risk Under Letters of Credit. (a) In the handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, and notwithstanding the granting of risk participation hereunder, the Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

             (b) Subject to other terms and conditions of this Agreement, Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Bank's regularly established practices and procedures and, Issuing Bank will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Bank with due care and Issuing Bank may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Bank believes to be authentic. Issuing Bank, will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

             (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Bank makes no representation and shall, subject to Section 3.7 hereof, have no responsibility with respect to (i) the obligations of Company or any Account Party or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, (ii) the financial condition of, any representations made by, or any act or omission of Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Bank in its capacity as issuer of Letters of Credit, in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledge that they have made and will continue to make their own evaluations of Company's creditworthiness without reliance on any representation of Issuing Bank or Issuing Bank's officers, agents and employees.

             (d) If at any time Agent or the Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or the Issuing Bank, as the case may be, shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentage interests therein and shall promptly deliver to each Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage share of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 Indemnification. (a) The Company and each Account Party hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks, the Issuing Bank or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and none of the Issuing Bank, any Bank or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that with respect to subparagraphs (a)(i) through (a)(v) hereof, Company and Account Parties shall not be required to indemnify the Issuing Bank, the other Banks and the Agent and such other persons, and the Issuing Bank shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Company and the Account Parties which were caused by the Issuing Bank's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

         (b) It is understood that in making any payment under a Letter of Credit the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of the Banks under this Section that Company or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and an elated transactions.

         3.10 Right of Reimbursement. Each Bank agrees to reimburse the Issuing Bank on demand (by payment to the Agent for the account of the Issuing Bank), pro rata in accordance with their Percentages, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Bank (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Bank as a result of Issuing Bank's gross negligence or willful misconduct or wrongful dishonor of any Letter of Credit.

4.       MARGIN ADJUSTMENTS; INTEREST PAYMENTS

         4.1 Margin Adjustments. Adjustments in the Margin and the Applicable L/C Fee Percentage, shall be implemented on a quarterly basis as follows:

             (a) Such adjustments shall be given prospective effect only, effective (i) as to all Prime-based Advances outstanding hereunder, and the Applicable L/C Fee Percentage, upon the required date of delivery of the financial statements under Sections 7.1(a) and 7.1(b) hereunder, in each case establishing applicability of the appropriate adjustment, and (ii) as to each Eurocurrency-based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the date of the delivery of such financial statements, in each case with no retroactivity or claw-back. In the event Company fails timely to deliver the financial statements required under Section 7.1(a) or 7.1(b), then from the date delivery of such financial statements was required until such financial statements are delivered, the margins and fee percentages shall be those set forth under the Level 1 Column of the pricing matrix attached to this Agreement as Schedule 1.1.

             (b) With respect to Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon any change in the Margin level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

             (c) Such Margin adjustments under this Section 4.1 shall be made irrespective of, and in addition to, any other interest rate adjustments hereunder.

             (d) From the date hereof until the required date of delivery under
         Section 7.1(b) of the Company's financial statements for the fiscal quarter ending March 31, 1998, the margins and fee percentages shall be those set forth under the Level III column of the pricing matrix attached to this Agreement as Schedule 1.1.

             (e) Following a Permitted Acquisition, in determining the ratio of Senior Funded Debt to Adjusted EBITDA (for the purpose of determining the Margin only), as of the first repricing date following such Permitted Acquisition, (i) Senior Funded Debt shall not include Funded Debt of the New Subsidiary formed or acquired in connection with such Permitted Acquisition and (ii) Adjusted EBITDA shall be delivered without giving effect to the net income and related items for the New Subsidiary formed or acquired in connection with such Permitted Acquisition.

         4.2 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances from time to time outstanding shall accrue until paid at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the fiscal quarter next succeeding the fiscal quarter during which the initial Advance is made and on the first day of each fiscal quarter thereafter. Interest accruing at the Primebased Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         4.3 Eurocurrency-based Interest Payments. Interest on each Eurocurrency-based Advance having a related Eurocurrency-Interest Period of three (3) months or less shall accrue at its Eurocurrency-based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest shall be payable in immediately available funds on each Eurocurrency-based Advance outstanding from time to time having a Eurocurrency-Interest Period of six (6) months or longer, at intervals of three
(3) months after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

         4.4 Interest Payments on Conversions. Notwithstanding anything to the contrary in Sections 4.2 and 4.3, all accrued and unpaid interest on any Advance refunded or converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is refunded or converted.

         4.5 Interest on Default. Notwithstanding anything to the contrary set forth in Sections 4.2 and 4.3, in the event and so long as any Event of Default shall exist under this Agreement, interest shall be payable daily on the principal amount of all Advances from time to time outstanding (and, to the extent delinquent, on all other monetary obligations of Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate (calculated on the basis of the maximum Margins) in respect of each such Advance, plus, in the case of Eurocurrency-based Advances, two percent (2%) per annum for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances, at a per annum rate equal to the Prime-based Rate, plus two percent (2%).

         4.6 Prepayment of Revolving Credit Advances. Company may prepay all or part of the outstanding balance of any Prime-based Revolving Credit Advance(s) at any time, provided that the amount of any partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000) and the aggregate balance of Prime-based Revolving Credit Advance(s) remaining outstanding, if any, shall be at least Two Hundred Fifty Thousand Dollars ($250,000). Company may prepay all or part of any Eurocurrency-based Revolving Credit Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment shall be at least Fifty Thousand Dollars ($50,000), and the unpaid portion of such Advance which is refunded or converted under Section 2.3 shall be at least Five Hundred Thousand Dollars ($500,000). Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of the Revolving Credit, whether by acceleration, mandatory or required prepayment or otherwise, shall be subject to Section 11. 1 hereof, but otherwise without premium, penalty or prejudice. All prepayments of Revolving Credit Advances shall be made to the Agent for distribution ratably to the Banks.

5.       CONDITIONS

         The obligations of Banks to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Bank to issue Letters of Credit are subject to the following conditions:

         5.1 Execution of Notes and this Agreement. Company shall have executed and delivered to Agent for the account of each Bank, the Revolving Credit Notes this Agreement and the other Loan Documents to which it is a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, and this Agreement and the other Loan Documents shall be in full force and effect.

         5.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank:

             (a) In connection with the Company, a certificate of Responsible Officer as to:

                 (i) resolutions of the board of directors of the Company
             evidencing approval of the transactions contemplated by this Agreement and the Notes and authorizing the execution and delivery thereof and the borrowing of Advances and the requesting of Letters of Credit hereunder,

                 (ii) the incumbency and signature of the officers of the
             Company executing any Loan Document,

                 (iii) a certificate of good standing or continued existence (or the equivalent thereof) from the State of Michigan, and from every state or other jurisdiction listed on Schedule 5.2 hereof if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in
             Section 6.1, and

                 (iv) copies of Company's articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date;

             (b) in connection with each Guarantor, a certificate from an authorized officer of such Guarantor as to:

                 (i) resolutions of the board of directors or members or
             managers, as the case may be, of each such Guarantor evidencing approval of the transactions contemplated by the Loan Documents to which such Guarantor is a party and authorizing the execution and delivery thereof,

                 (ii) the incumbency and signature of the officers or members or managers, as the case may be, of such Guarantor executing any Loan Document to which such Guarantor is a party,

                 (iii) a certificate of good standing from the state or other jurisdiction of such Guarantor's incorporation, and from every state or other jurisdiction in which such Guarantor is qualified to do business, if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in Section 7.1, hereof, and

                 (iv) copies of Guarantor's articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date.

         5.3 Collateral Documents and Guaranties. As security for all Indebtedness of Company to the Banks hereunder the Agent shall have received the Guaranty executed and delivered by each of the Guarantors.

         5.4 Compliance with Certain Documents and Agreement. The Company and each Guarantor (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

         5.5 Opinion of Counsel. Company and each Guarantor shall furnish Agent prior to the initial Advance under this Agreement, and with signed copies for each Bank, opinions of counsel to the Company and such Guarantor, dated the date hereof, and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.

         5.6 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a Responsible Officer of Company dated the date of the making of Advances hereunder, stating that to the best of his or her knowledge after due inquiry, (a) the conditions of paragraphs 5.1 and
5.3 hereof have been fully satisfied; (b) the representations and warranties made by Company, each Guarantor or any other party to any of the Loan Documents (excluding the Agent and Banks) in this Agreement or any of the other Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Effective Date; and (c) no Default or Event of Default shall have occurred and be continuing, and there shall have been no material adverse change in the financial condition, properties, business, results or operations of the Company and its Subsidiaries taken as a whole from December 31, 1997 to the date of the making of the first borrowing hereunder.

         5.7 Payment of Fees. Company shall have paid to the Agent all fees, costs and expenses required hereunder to be paid to Agent upon execution of this Agreement.

         5.8 Existing Credit Facilities. All existing Debt, other than Debt expressly permitted hereunder, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and the related commitments terminated or amounts necessary to pay and discharge such Debt in full shall have been delivered into cash escrow arrangements satisfactory to Banks in their sole discretion; and all Liens securing payment of any such Debt have been released and the Agent shall have received all Uniform Commercial Code Form UCC-3 terminations statements or other instruments as may be suitable or appropriate in connection therewith.

         5.9 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as each of the Banks may reasonably request in connection with the making of Advances or issuance of Letters of Credit hereunder, and all such instruments and documents shall be satisfactory in form and substance to Agent and each Bank.

         5.10 Continuing Conditions. The obligations of the Banks to make Advances (including the initial Advance) under this Agreement and the obligation of the Issuing Bank to issue any Letters of Credit shall be subject to the continuing conditions that:

         (a) All conditions of Sections 5.1 through 5.9 shall have been and remain satisfied as of the date of the Advance or the request for the Letter of Credit;

         (b) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

         (c) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit.

6.       REPRESENTATIONS AND WARRANTIES

         Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties until the Revolving Credit Maturity Date and thereafter until the expiration of all Letters of Credit and the final payment in full of the Indebtedness and the performance by Company of all other obligations under this Agreement:

         6.1 Corporate Authority. Company is a corporation duly organized and existing in good standing under the laws of the State of Michigan; each Subsidiary is a corporation or other business entity duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; and each of the Company and its Subsidiaries is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a material adverse effect on their respective businesses.

         6.2 Due Authorization - Company. Execution, delivery and performance of this Agreement, the other Loan Documents and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents (or to be so executed and delivered), and the issuance of the Notes by Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's organizational documents and, except as have been previously obtained or as referred to in Section 6.13, below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

         6.3 Due Authorization - Guarantors. Execution, delivery and performance of the Guaranty and all other documents and instruments required of Guarantors under or in connection with this Agreement and the other Loan Documents (or to be so executed and delivered), and to which each Guarantor is a party, are within the corporate powers or limited liability company of each such Guarantor, have been duly authorized, are not in contravention of law or the terms of such Guarantor's organizational documents, and, except as have been previously obtained (or as referred to in Section 6.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

         6.4 Liens. There are no security interests in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to any of the property owned, pledged, mortgaged or otherwise encumbered (or to be encumbered) by Company or any of its Subsidiaries except for Liens permitted pursuant to Section 8.2.

         6.5 Taxes. Company and each of its Subsidiaries has filed on or before their respective due dates or within the applicable grace periods, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of Company or such Subsidiary as maybe required by GAAP.

         6.6 No Defaults. There exists no material default under the provisions of any instrument evidencing any indebtedness for borrowed money of the Company or any Subsidiary which is permitted hereunder or of any agreement relating thereto.

         6.7 Enforceability of Agreement and Loan Documents -- Company. This Agreement, each of the other Loan Documents to which Company is a party, and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         6.8 Enforceability of Loan Documents -- Guarantors. The Loan Documents to which each of the Guarantors is a party, and all certificates, documents and agreements executed in connection therewith by the Guarantors have each been duly executed and delivered by the duly authorized officers or members or managers, as the case may be, of the Guarantors and constitute the valid and binding obligations of such Guarantors, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         6.9 Compliance with Laws. Except as disclosed on Schedule 6.9, each of the Company and each of its Subsidiaries has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) except to the extent that failure to comply therewith would not materially interfere with the conduct of the business of Company and each of the Subsidiaries taken as a whole, or would not have a Material Adverse Effect; except for such matters as are not likely to have a Material Adverse Effect, and except as set forth in
Schedule 6.9 hereof, and without limiting the generality of Section 6.12, there have been no past, and there is no pending or threatened, litigation, action, proceeding or controversy affecting the Company or any of the Subsidiaries, and no pending or threatened complaint, notice or inquiry to the Company or any of the Subsidiaries, regarding potential liability of the Company or any of the Subsidiaries, or any officer, director, agent or employee of the Company or any of the Subsidiaries; and, to the knowledge of the Company, no facts or situation exists that could form the basis for any such litigation, action, proceeding, controversy, complaint, notice or inquiry.

         6.10 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by Company are not in contravention of the terms of any indenture, agreement or undertaking to which Company or any of its Subsidiaries is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         6.11 Non-contravention -- Guarantors. The execution, delivery and performance of those Loan Documents signed by the Guarantors, and any other documents and instruments required under or in connection with this Agreement or any other Loan Document by the Guarantors are not in contravention of the terms of any indenture, agreement or undertaking to which any Guarantor or

Company is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a material adverse effect.

         6.12 No Litigation. Except for De Minimis Matters or as set forth on
Schedule 6.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of Company, affecting Company or any Subsidiary (other than any suit, action or proceeding in which Company or such Subsidiary is the plaintiff and in which no counterclaim or cross-claim against Company or such Subsidiary has been filed), nor has Company or any Subsidiary or any of its or their officers, members, managers, or directors, as the case may be, been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer, member, manager or director is or may be entitled to indemnification by Company or a Subsidiary, as applicable, which suits, if resolved adversely to Company, such Guarantor or such Subsidiary, are reasonably likely to have a Material Adverse Effect. Except as set forth on
Schedule 6.12, there is not outstanding against Company or any Subsidiary any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is Company or any Subsidiary in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would reasonably be expected to have a Material Adverse Effect.

         6.13 Consents, Approvals and Filings, Etc. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by Company of this Agreement, any of the other Loan Documents to which it is a party, or any other documents or instruments to be executed and or delivered by Company in connection therewith or herewith; (ii) by any Guarantor, of any of the other Loan Documents to which such Subsidiary is a party. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Company threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         6.14 Agreements Affecting Financial Condition. Neither the Company nor any Subsidiary is party to any agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect.

         6.15 No Investment Company or Margin Stock. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by the Company nor any Subsidiary to purchase or carry margin stock or will be made available by the Company or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

         6.16 ERISA. Neither Company nor any Subsidiary maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on
Schedule 6.16 hereto; and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to any of the Pension Plans owed to the Pension Benefit Guaranty Corporation or any successor thereto, and no "reportable event" or "prohibited transaction", as defined in ERISA, has occurred with respect to any Pension Plan, and all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

         6.17 Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of Company nor any Subsidiary is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or other casualty (whether or not covered by insurance).

         6.18 Environmental and Safety Matter. Except as set forth in Schedules
6.18 and 6.12 and except for such matters as are not likely to have a Material Adverse Effect:

              (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries, have been, and continue to be, owned or leased by the Company and the Subsidiaries in material compliance with all Hazardous Material Laws;

              (b) to the best knowledge of the Company, there have been no past, and there are no pending or threatened

                        (i) claims, complaints, notices or requests for
              information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Hazardous Material Law, or

                        (ii) complaints, notices or inquiries to the Company or
              any of its Subsidiaries regarding potential liability under any Hazardous Material Law; and

              (c) no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Hazardous Material Law.

         6.19 Subsidiaries. As of the Effective Date, and except as disclosed on
Schedule 7.19 hereto, the Company has no Subsidiaries.

         6.20 Accuracy of Information. (a) Each of the Company's financial statements previously furnished to Agent and the Banks prior to the date of this Agreement, has been prepared in accordance with GAAP and is complete and correct in all material respects and fairly presents (subject to year-end audit adjustments in the case of interim statements) the financial condition of Company and the results of its operations for the periods covered thereby.

              (b) Since December 31, 1997 there has been no material adverse change in the financial condition of Company or its Subsidiaries taken as a whole; to the best knowledge of Company, neither Company nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 1997 balance sheets, as applicable, except as set forth on Schedule 6.20 hereof, and at the present time there are no unrealized or anticipated losses from any present commitment of Company or any of its Subsidiaries which in the aggregate is likely to have a Material Adverse Effect.

7.       AFFIRMATIVE COVENANTS

         Company covenants and agrees that it will, and, as applicable, it will cause each of its Subsidiaries, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Company of all other obligations under this Agreement and the other Loan Documents:

         7.1 Financial Statements. Furnish to the Agent with sufficient copies for each Bank:

         (a)  as soon as available and in any event within one hundred twenty
              (120) days after the end of each of Company's fiscal years, (i) a copy of Company's consolidated financial statements for each fiscal year including consolidated balance sheets as of the end of such fiscal year and related consolidated statements of income and retained earnings for such fiscal year, each prepared in accordance with GAAP and audited by independent certified public accountants selected by Company and reasonably acceptable to Agent and (ii) a copy of Company's consolidating financial statements for each fiscal year including consolidating balance sheets as of the end of such fiscal year and related consolidating statements of income and retained earnings for such fiscal year, each prepared in accordance with GAAP and certified by an officer of Company;

         (b) as soon as available and in any event within forty five (45) days after the end of each fiscal quarter, a copy of Company's consolidated and consolidating financial statements for such fiscal quarter, including consolidated and consolidating balance sheets as of the end of such fiscal quarter and the related statements of income and retained earnings for such fiscal quarter, each prepared in accordance with generally accepted accounting principles and practices consistently applied and certified (subject to year-end audit adjustments) by an officer of Company;

         (c) as soon as available and in any event within forty five (45) days after the end of each fiscal quarter (excluding the fourth fiscal quarter of each fiscal year), a copy of each Insurance Subsidiary's financial statements for such fiscal quarter, including a balance sheet as of the end of such fiscal quarter and the related statements of income and retained earnings for such fiscal quarter, each prepared in accordance with SAP and certified by an officer of the applicable Insurance Subsidiary;

         (d)  as soon as available and in any event within one hundred twenty
              (120) days after the end of each fiscal year of each Insurance Subsidiary, a copy of such Insurance Subsidiary's financial statements for such fiscal year, including a balance sheet as of the end of such fiscal year and the related statements of income and retained earnings for such fiscal year, each prepared in accordance with SAP and certified by an officer of the applicable Insurance Subsidiary;

         (e) as soon as available, copies of all financial statements related to Company and/or any of its Subsidiaries filed with any Regulatory Agency;

         (f) copies of Company's reports on Form 8-K (as soon as available), 10-Q (within sixty days after the end of each fiscal quarter of Company) and 10-K (within one hundred twenty days after the end of each fiscal year of Company) filed with the federal Securities and Exchange Commission;

         (g) as soon as available, copies of all reports with respect to Company and/or any of its Subsidiaries prepared by any Regulatory Agency or rating agency;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP, or SAP, as applicable, throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein).

         7.2 Certificates; Other Information. Furnish to the Agent with sufficient copies for each Bank (except in connection with clause (b)(ii) below, which copies shall be provided to each Bank on request):

              (a) Within 45 days after and as the end of each quarter, a Covenant Compliance Certificate substantially in form attached hereto as Exhibit D;

              (b) promptly and in form to be reasonably satisfactory to Majority Banks, such additional financial and/or other information, or other reports as any Bank may from time to time reasonably request.

         7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

         7.4  CONDUCT of Business and Maintenance of Existence.

              (a) Continue to engage solely in the business as now conducted by it and preserve, renew and keep in full force and effect its existence;

              (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 8.4; and

              (c) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate.

         7.6  Inspection of Property; Books and Records, Discussions.

         Permit Agent and each Bank, through their authorized attorneys, accountants and representatives (a) to examine Company's and each Subsidiary's books, accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Agent or such Bank; and (b) permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 13.12 hereof.

         7.7  Notices. Promptly give notice to the Agent of:

              (a) the occurrence of any Default or Event of Default of which the Company or any Subsidiaries has knowledge;

              (b) any (i) default or event of default under any Contractual Obligation of the Company or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

              (c) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

              (d) a material adverse change in the business, operations, property, or financial condition of the Company or any of its Subsidiaries taken as a whole;

              (e) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonably be expected to have a Material Adverse Effect upon the Company (or any such tax position taken by the Company) setting forth the details of such position and the financial impact thereof.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         7.8  Hazardous Material Laws.

              (a) Use and operate all of its facilities and properties in material compliance with all material Hazardous Material Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

              (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by the Company or any of its Subsidiaries of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the

         Majority Banks any actions and proceedings relating to compliance with Hazardous Material Laws to which the Company or any of its Subsidiaries is named as a party;

              (c) Provide such information and certifications which any Bank may reasonably request from time to time to evidence compliance with this
         Section 7.8.

         7.9 Maintain Base Net Worth. Maintain at all times a Net Worth of not less than the Base Net Worth.

         7.10 Fixed Charge Coverage Ratio. Maintain, as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0.

         7.11 Senior Funded Debt to Adjusted EBITDA Ratio. Maintain, as of the end of each fiscal quarter, a ratio of Senior Funded Debt to Adjusted EBITDA of not more than 4.75 to 1.0.

         7.12 Senior Funded Debt to Total Capitalization Ratio. Maintain, as of the end of each fiscal month, a ratio of Senior Funded Debt to Total Capitalization of not more than .35 to 1.0.

         7.13 Net Premium and Gross Premium Ratio. Cause each Insurance Subsidiary to maintain at all times a Net Premium Ratio of not more than 2.5 to
1.0 and a Gross Premium Ratio of not more than 3.5 to 1.0.

         7.14 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a Material Adverse Effect.

         7.15 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by Company, of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by Company in connection therewith or herewith; and (11) by each of the Subsidiaries, of the Loan Documents to which it is party.

         7.16 Compliance with ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan.

         7.17 ERISA Notices. Promptly notify Agent upon the occurrence of any of the following events:

              (a) the termination of any Pension Plan subject to Subtitle C of Title IV of ERISA;

              (b) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

              (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

              (d) the failure of the Company or any Subsidiary to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

              (e) the withdrawal of the Company or any Subsidiary from any multiemployer plan (as defined in Section 3(37) of ERISA; or

              (f) the occurrence of a "reportable event" which is required to be reported by the Company under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is likely to have a Material Adverse Effect.

         7.18 Use of Proceeds. Use all Advances of the Revolving Credit for working capital financing, to refinance existing debt and to finance Permitted Acquisitions. Company shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G, T, U or X of said Board of Governors or for any other purpose in violation of (x) any applicable statute or regulation or (y) the terms and conditions of this Agreement.

         7.19 Future Subsidiaries.

         With respect to each Person which becomes a Material Subsidiary subsequent to the Effective Date (other than an Insurance Subsidiary), on the date such new Material Subsidiary is created or acquired, cause such new Material Subsidiary to execute and deliver to the Agent, a Joinder Agreement whereby such Material Subsidiary becomes obligated as a Guarantor under the Guaranty.

8.       NEGATIVE COVENANTS.

         Company covenants and agrees that, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Company and the Subsidiaries of all other obligations under this Agreement and the other Loan Documents, it will not, and will not permit any of the Subsidiaries, to:

         8.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

              (a) Indebtedness in respect of the Notes, the Letters of Credit and other obligations of the Company or any Subsidiary under this Agreement and the other Loan Documents to which it is a party;

              (b) any Debt set forth in Schedule 8.1(b) attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

              (c) Debt of Company or a Subsidiary other than pursuant to this Agreement and other than Debt set forth in Schedule 8.1(c) attached hereto incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease) in an aggregate amount not exceeding $1,000,000 at any time outstanding, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

              (d) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 7.14;

              (e) Debt in respect to letters of credit issued by Comerica Bank in its individual capacity and not as Issuing Bank in favor of Company or any of its Subsidiaries;

              (f) current unsecured trade, utility or nonextraordinary accounts payable (including without limitation, short term Debt owed to vendors) arising in the ordinary course of Company's or such Subsidiary's businesses;

              (g) Subordinated Debt;

              (h) Indebtedness under any Interest Rate Protection Agreements;

              (i) intercompany loans from the Company to wholly owned Subsidiaries, but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section 8.7 hereof;

              (j) Funded Debt assumed pursuant to a Permitted Acquisition, provided that such Debt was not entered into, extended or renewed in contemplation of such acquisition (including Debt secured by Liens permitted by 8.2(c)), provided that the aggregate amount of all such Debt shall not exceed $6,000,000 at any one time outstanding;

              (k) additional Debt not exceeding $600,000 in aggregate principal amount at any one time outstanding.

         8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Permitted Liens;

              (b) Liens securing Debt permitted by Section 8.1(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and
         (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

              (c) any Lien securing indebtedness assumed pursuant to a Permitted Acquisition, provided that such Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition;

              (d) Liens in favor of Agent, as security for the Indebtedness;

              (e) attachments, judgements and other similar Liens, for sums not exceeding, in the aggregate, $500,000 (excluding any portion thereof which is covered by adequate insurance with a reputable carrier and which insurer has accepted a tender of defense and indemnification without reservation of rights) arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings);

              (f) other Liens, existing on the Effective Date, set forth on
         Schedule 8.2.

         8.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except pursuant to the Loan Documents.

         8.4 Acquisitions. Other than Permitted Acquisitions, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         8.5 Limitation on Mergers, or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets

(including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

              (a) inventory leased or sold in the ordinary course of business;

              (b) obsolete or worn out property, property no longer useful in the conduct of Company's or any Subsidiary's business or property from closed offices, in each case disposed of in the ordinary course of business; and

              (c) mergers in which the Company or a Subsidiary is the surviving corporation and which otherwise meet the definition of "Permitted Acquisition".

         8.6 Restricted Payments. Declare or make, or permit any Subsidiary to, declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any membership interests or any shares of any class of its capital stock, as applicable, or purchase, redeem or otherwise acquire for value any membership interests or any shares of its capital stock, as applicable, or any warrants, rights or options to acquire such shares or membership interests, now or hereafter outstanding; except:

              (a) Company's Subsidiaries may make Distributions to Company;

              (b) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, Distributions by Company to its shareholders during any single fiscal year (together with redemptions of Company's stock during such fiscal year) not exceeding five percent (5%) of Company's contributed equity capital (determined in accordance with GAAP) determined as of the last day of the fiscal year preceding such fiscal year.

         8.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities, of or any assets constituting a business unit of, or make any other investment in, any Person, except:

              (a) Permitted Investments,

              (b) extensions of trade credit in the ordinary course of business;

              (c) (i) loans and advances to officers and employees for relocation expenses which are required to be repaid within one year of the date made and (ii) other loans and advances to officers and employees of the Company or any Subsidiary in the ordinary course of business in an aggregate amount, not to exceed $250,000 at any one time outstanding; and

              (d) intercompany loans, advances or Investments to Company's Subsidiaries;

         8.4. (e) Permitted Acquisitions permitted pursuant to Section

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         8.8 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company or any Subsidiary unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not a Subsidiary.

         8.9 Limitation on Negative Pledge Clauses. Enter into any agreement, document or instrument which would restrict or prevent Company and its Subsidiaries from granting Agent on behalf of Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens.

         8.10 Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed or any capital leases excluding, subject to the terms hereof, the Indebtedness.

         8.11 Subordinated Debt. Amend or modify any document evidencing any Subordinated Debt or make any payment with respect to the Subordinated Debt except for regularly scheduled payments of principal and interest, subject to the blockage provisions contained in the Subordinated Debt Documents.

         8.12 Reinsurance Contracts. Enter into any reinsurance contract with any person for an amount that exceeds 10% of the aggregate dollar value of such reinsurance contract unless such person has a rating of at least A- as determined by A.M. Best Company, has a rating of at least A by Standard & Poor's, is a syndicate in Lloyds of London or is a reinsurer which has provided security to collateralize its obligations in compliance with applicable insurance regulations.

         8.13 Investment Portfolio. Permit or suffer any material change in either the quality of its investments or its investment policies.

         8.14 NAIC Ratio Tests. Permit or suffer any of the Subsidiaries of the Company to at any time be outside the recommended range for more than four of the NAIC ratio tests.

         8.15 Intangible Assets. Permit as of any date the intangible assets of Company and its Consolidated Subsidiaries (determined in accordance with GAAP) to be greater than an amount equal to thirty percent (30%) of Net Worth as of such date plus the outstanding principal amount of the Subordinated Debt as of such date.

9.       DEFAULTS

         9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

              (a) non-payment when due of (i) the principal or interest under any of the Notes issued hereunder in accordance with the terms thereof,
         (ii) any Reimbursement Obligation, or (iii) any Fees, and in the case of interest payments and Fees, continuance thereof for three (3) Business Days;

              (b) non-payment of any money by Company under this Agreement or by Company or any Subsidiary under any of the Loan Documents to which it is a party, other than as set forth in subsection (a), above within five Business Days after notice from Agent that the same is due and payable;

              (c) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 2.7, 3.6, 7 (in its entirety) or 8 (in its entirety);

              (d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Company and continuance thereof for a period of thirty (30) consecutive days;

              (e) any representation or warranty made by Company or any Subsidiary herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue or misleading in any material adverse respect when made;

              (f) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any Subsidiary set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document;

              (g) default (i) in the payment of any indebtedness for borrowed money (other than Indebtedness hereunder) of Company or any Subsidiary in excess of One Hundred Thousand Dollars ($100,000) in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of Company or any Subsidiary with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, which with the giving of notice or passage of time or both would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money or terminate its commitment thereunder, as applicable;

              (h) the rendering of any judgment(s) for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000) individually or in the aggregate against Company or any Subsidiary, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of forty five (45) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

              (i) the occurrence of a "reportable event", as defined in ERISA, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of the Company or any of its Subsidiaries for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Bank's other rights or remedies hereunder), or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan, which in either case could reasonably be expected to have a Material Adverse Effect;

              (j) the Company or any Subsidiary shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered) or; if a creditors' committee shall have been appointed for the business of Company or any Subsidiary; or if Company or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or any of its Subsidiaries); or if an order shall be entered approving any petition for reorganization of Company or any Subsidiary; or the Company or any Subsidiary shall take any action (corporate or other) authorizing or in furtherance any of the actions described above in this subsection;

              (k) a "Change in Control" under and as defined in any Subordinated Debt Documents shall have occurred;

              (l) any of the Insurance Subsidiaries shall be prohibited by any Regulatory Agency from issuing new insurance policies in any jurisdiction;

              (m) any of the Insurance Subsidiaries shall fail to maintain such catastrophe reinsurance as a prudent insurance company would deem necessary, as determined by Bank;

              (n) if the operation of Company or any of its Subsidiaries shall become subject to the control of any Regulatory Agency, other than in the normal course of business.

         9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, upon being directed to do so by the Majority Banks, declare the Revolving Credit Aggregate Commitment terminated;
(b) the Agent shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (c) upon the occurrence of any Event of Default specified in subsection 9.1(j), above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal Indebtedness, including the Notes, shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and the Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

         9.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

         9.4 Waiver by Company of Certain Laws. To the extent permitted by applicable law, Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         9.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with
Section 13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

         9.6  Set Off.

         Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company but subject to the provisions of Section 10.3 hereof, (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. Promptly following any such setoff, such Bank shall give written notice to Agent and to Company of the occurrence thereof. The Company hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Company under this Agreement. The rights of each Bank under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

10.      PAYMENTS, RECOVERIES AND COLLECTIONS

         10.1 Payment Procedure.

              (a) All payments by Company of principal of, or interest on, the Notes, or of Fees, shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 12:00 noon (Detroit time) in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3239, (care of Agent's Eurocurrency Lending Office, for Eurocurrency-based Advances). Upon receipt by the Agent of each such payment, the Agent shall make prompt payment in like funds received to each Bank as appropriate, or, in respect of Eurocurrency-based Advances, to such Bank's Eurocurrency Lending Office.

              (b) Unless the Agent shall have been notified by Company prior to the date on which any payment to be made by Company is due that Company does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Company has not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

              (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

              (d) All payments to be made by the Company under this Agreement or any of the Notes shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company is compelled by law to make payment subject to such tax. In such event, Company shall:

                  (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                  (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company, of any such taxes payable by the Company.

         As used herein, the terms "tax", "taxes" and "taxation" include all existing or future income, stamp or other taxes (excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's domestic lending office or Eurocurrency Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein) levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions hereunder, or the payment and or receipt of funds hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, Agent or any of the Banks).

         10.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by Company or any Subsidiary or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes and any Reimbursement Obligations on a pro rata basis (or in such order and manner as determined by the Majority Banks; subject, however, to the applicable Percentages of the loans held by each of the Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to Company or the applicable Subsidiary, as the case may be. The application of such proceeds and other sums to the Notes and the Reimbursement Obligations shall be based on each Bank's Percentage of the aggregate of the loans.

         10.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Indebtedness, such Bank shall purchase from the other Banks such participations in the Notes and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

11.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

         11.1 Reimbursement of Prepayment Costs. If Company makes any payment of principal with respect to any Eurocurrency-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow any Eurocurrency-based Advance after notice has been given by Company to Agent in accordance with the terms hereof requesting such Advance, or if Company fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance when due, then Company shall reimburse Agent and Banks, as the case may be on demand for any resulting loss, cost or expense incurred by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be shall have funded or committed to fund such Advance. Such amount payable by Company to Agent and Banks, as the case may be may include, without limitation, an amount equal to the excess, if any, of

(a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         11.2 Agent's Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent, Agent shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

         11.3 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies Company that such circumstances no longer exist, the obligation of the Banks to make Eurocurrency-based Advances, and the right of Company to convert an Advance to or refund an Advance as a Eurocurrency-based Advance shall be suspended, and the Company shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby together with accrued interest thereon, any amounts payable (but not yet paid) under
Section 11.1, hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

         11.4 Laws Affecting Eurocurrency-based Advance Availability. In the event that any applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, such Bank or the Agent shall forthwith give notice thereof to Company and the Agent. Thereafter the Agent shall so notify Company and the right of Company to convert an Advance or refund an Advance as a Eurocurrency-based Advance, shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, Company shall immediately prepay such Advance, together with interest to the date of payment, and any amounts payable under Sections 11.1 or 11.6 with respect to such prepayment and the applicable
Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto.

         11.5 Increased Cost of Eurocurrency-based Advances. In the event that any change in applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

              (a) shall subject the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income or revenues of the Agent or of any of the Banks (or any of their respective Eurocurrency Lending Offices) imposed by the United States of America or the jurisdiction in which such Bank's principal executive office is located); or

              (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) or the interbank markets any other condition affecting any Advance or any of the Notes;

and the result of any of the foregoing is to increase the costs to the Agent or any of the Banks of making, funding or maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by the Agent or any of the Banks under this Agreement or under the Notes in respect of a Eurocurrency-based Advance then Agent or such Bank, as the case may be, shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to Agent or such Bank such additional amount or amounts as will compensate Agent or such Bank or Banks for such increased cost or reduction. A certificate of Agent or such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall accompany such demand for payment and shall be conclusively presumed to be correct save for manifest error.

         For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

         11.6 Indemnity. The Company will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company to borrow on a date specified therefor in a Request for Revolving Credit Advance or (c) due to any payment or prepayment of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance, whether required by another provision of this Agreement or otherwise. The Agent's and each Bank's (as applicable) calculations of any such loss or expense shall be furnished to the Company and shall be conclusively presumed correct, absent manifest error.

         11.7 Other Increased Costs. In the event that after the date hereof the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material (collectively, "Increased Costs"), then Agent or such Bank shall notify the Company, and thereafter the Company shall pay to such Bank or Agent, as the case may be, from time to time, upon request by such Bank or Agent, additional amounts sufficient to compensate such

Bank or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations or Advances hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Company, reasonably promptly after becoming aware of any event described in this
Section 11.7 and shall be conclusive, absent manifest error in computation.

         11.8 Substitution of Banks. If (i) the obligation of any Bank to make Eurocurrency-based Advances has been suspended pursuant to Section 11.3 or
Section 11.4 or (ii) any Bank has demanded compensation under Section 11.5 (in each case, an "Affected Lender"), Company shall have the right, with the assistance of the Agent, to seek a substitute lender or lenders (which may be one or more of the Banks (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Notes and assume the commitment (including without limitation its participations in Letters of Credit) under this Agreement of such Affected Lender. The Affected Lender shall be obligated to sell its Notes and assign its commitment to such Purchasing Lender or Purchasing Lenders within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender at least two Business Days prior to such sale, (i) the amount of any compensation which would be due to the Affected Lender under Section 11.1 if Company has prepaid the outstanding Eurocurrency-based Advances of the Affected Lender on the date of such sale and
(ii) any additional compensation accrued for its account under Section 11.5 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Banks, the Affected Lender, as assignor, such Purchasing Lender, as assignee, Company and the Agent shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Lender shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Percentage equal to its ratable share of the Revolving Credit Aggregate Commitment of the Affected Lender. In connection with any assignment pursuant to this Section 11.8, the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8. Upon the consummation of any sale pursuant to this Section 11.8, the Affected Lender, the Agent and Company shall make appropriate arrangements so that, if required, each Purchasing Lender receives a new Notes, as applicable.

12.      AGENT

         12.1 Appointment of Agent. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Percentage, but excluding any such expense resulting from Agent's gross negligence or wilful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or wilful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         12.2 Deposit Account with Age. Company hereby authorizes Agent, in Agent's sole discretion, to charge its general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

         12.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Company, or any Subsidiary or Affiliate of the Company, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Company of its obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for Company), independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          12.4 Successor Agent. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Default or Event of Default has occurred and is continuing, to Company. Such successor agent shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or wilful misconduct arising prior to its resignation hereunder, and the provisions of this Article 13 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          12.5 Agent in its Individual Capacity. Comerica Bank, its Affiliates and their respective successors and assigns, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though Comerica Bank were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Company (or its Subsidiaries) as if Comerica Bank were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

          12.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         12.7 Agent's Fees. Company shall pay to Agent the annual agency fee and such other fees and charges in the amounts and at the times set forth in the letter agreement between Company and Agent dated July 20, 1998, as such letter may be amended or restated with the Company's prior written consent from time to time. The Agent's Fees described in this Section 12.7 shall not be refundable under any circumstances.

         12.8 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to Company, or any of its Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

         12.9 Indemnification. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by Company, but without limiting any obligation of Company to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by Company, but without limiting the obligation of Company to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the Agent or its Affiliates is subsequently reimbursed by the Company for such amounts, it shall refund to the Banks on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

       12.10 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by Company. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices or other information required to be provided by Company hereunder.

       12.11 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

       12.12 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

13.    MISCELLANEOUS

       13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder, subject to year-end audit adjustments thereto, shall be prepared in accordance with GAAP.

       13.2 Consent to Jurisdiction. Company, Agent and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Company, Agent and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Company in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against Company or any Subsidiary or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

       13.3 Law of Michigan. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       13.4 Interest. In the event the obligation of Company to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

       13.5 Closing Costs and Other Costs, Indemnification. (a) Company agrees to pay, or reimburse the Agent for payment of, on demand (i) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees (but without duplication of fees and expenses for the same services provided to the same party) and advances, appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) in connection with any Default or Event of Default, all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) and whether incurred through negotiations, legal proceedings or otherwise) in connection with the amendment, waiver or enforcement of this Agreement, or the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by Company, if not paid when due, may be charged by Agent as a Prime-based Advance against the Indebtedness.

         (b) Company agrees to indemnify and save Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default, or enforcing the obligations of Company or any Subsidiary under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b).

         (c) Company agrees to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Company or its Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by Company or any of its Subsidiaries, (vi) complying with all Hazardous Material Laws and/or
(vii) any violation of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank in connection with the violation of Hazardous Material Laws (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses, excluding however, those arising as a result of its or their gross negligence or willful misconduct. The obligations of Company under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities the Company may have to Agent or any of the Banks at common law or pursuant to any other agreement.

       13.6 Notices. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on Schedule
13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section
13.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two
(2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

       13.7 Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

        13.8      Successors and Assigns; Participations; Assignment

         (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Banks and their respective successors and assigns,

         (b) The foregoing shall not authorize any assignment by Company, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

         (c) The Company and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, loan or debt fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default, and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank. The Company authorizes each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 13.12 hereof

         (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Loan Documents shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit E (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

            (i) each assignment shall cover all of the Notes issued by Company hereunder to the assigning Bank (and not any particular note or notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

            (ii) each assignment shall be in a minimum amount of the lesser of (X) Five Million Dollars ($5,000,000) and (Y) the entire remaining amount of assigning Bank's interest in the Revolving Credit (and participations in any outstanding Letters of Credit);

            (iii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment, Company and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents

(including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company. Agent, the Banks and the Company acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company and each of the Banks a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

         (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

            (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

            (ii) except as expressly set forth in this Section 13.8(e) with respect to rights of setoff and the benefits of
                        Section 11 hereof, a participant shall have no direct rights or remedies hereunder;

            (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

            (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except for those matters covered by Section
                        13.11 (a) through (e) and (h) hereof

                        (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder).

Company agrees that each participant shall be deemed to have the right of setoff under Section 9.6 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 10.3 hereof and shall be entitled to the benefits of Section 11 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

         (f) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

       13.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

       13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

       13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Company or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by Company or the Subsidiaries which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following:
(a) increase any Bank's commitments hereunder, (b) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 9.1(a) or (b) hereof, (e) release any guaranty or similar undertaking provided by any Person except as shall be otherwise expressly permitted in this Agreement or any other Loan Document; (f) terminate or modify any indemnity provided to the Banks hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the approval or consent of all Banks pursuant to the terms of this Agreement or any other Loan Document, (h) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any Loan Document or (i) change the definition of "Majority Banks" or this Section 12.11; provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

       13.12 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of Company (other than to its employees, its Subsidiaries, another Bank or to its auditors or counsel) any information with respect to Company, which is furnished pursuant to this Agreement or any of the other Loan Documents and will not use such information for its financial benefit outside of the corporate lending relationship; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to Company, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

       13.13 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent and Company that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent.

       13.14 Taxes and Fees. Should any tax (other than as a result of a Bank's failure to comply with Section 14.13 or a tax based upon the net income or capitalization of any Bank or the Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same, together with any interest or penalties thereon arising from the Company's act or omission, and agrees to hold the Agent and the Banks harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 13.14 shall affect or reduce the rights of any Bank or the Agent under Section 11.7 hereof.

       13.15 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

       13.16 Complete Agreement; Conflicts. This Agreement, the Notes, any Requests for Revolving Credit Advance and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

       13.17 Severability. In case any one or more of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

       13.18 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

       13.19 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

       13.20 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

       13.21 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Company or any Subsidiary in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of Company set forth in
Section 11.6 hereof (together with any other indemnities of Company or any Subsidiary contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in Section 12.9 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

                                     * * *


                    [Signatures follow on succeeding pages]

       WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                                      MEADOWBROOK INSURANCE GROUP,
as Agent                                            INC.



By:                                                 By:
   ------------------------                            -------------------------
Its:                                                Its:
    -----------------------                             ------------------------


BANKS:                                              COMERICA BANK

                                                    By:
                                                       -------------------------
                                                    Its:
                                                        ------------------------





                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                  SCHEDULE 1.1

                               APPLICABLE MARGINS

       BASIS FOR PRICING              LEVEL I       LEVEL II      LEVEL III      LEVEL IV
       -----------------            ----------      --------      ---------      --------
    Funded Debt to EBITDA           >3.75:1.0       >2.50:1       >1.5:1        <1.5:1.0
                                                                                -
                                                       but           but
                                                     <3.75:1       <2.5:1
                                                     -             -
                                    ----------      --------      ---------      --------
      Prime-based Margin               -1/4%         -1/2%          -3/4%           -1%
                                    ----------      --------      ---------      --------
      Eurocurrency Margin              1.45%         1.20%           .95%          .70%
                                    ----------      --------      ---------      --------
     Letter of Credit Fee              1.30%         1.05%           .80%          .55%
                                    ----------      --------      ---------      --------

                                  SCHEDULE 1.2

                                  PERCENTAGES

    Bank                                                              Percentage
    ----                                                              ----------

Comerica Bank                                                            100%

                                                                      ----------
                                                    Total                100%

                                    EXHIBIT A

                      REQUEST FOR REVOLVING CREDIT ADVANCE
                      ------------------------------------

No.                                          Dated:
   ----------                                      -------------

To:  Comerica Bank - Agent

Re: Credit Agreement dated as of July 24, 1998 (as amended or otherwise modified from time to time, the "Agreement") by and among the lenders from time to time parties thereto (collectively, the "Banks"), Comerica Bank, as Agent for the Banks (the "Agent"), and Meadowbrook Insurance Group, Inc. (the "Company")

     Pursuant to the Agreement, the Company requests an Advance from Banks as follows:

     A.       Date of Advance:
                              --------------------
     B.       Amount of Advance:

              $
               ----------------

              [ ]   Comerica Bank Account No.
                                             ----------------

              [ ]   Other:
                          -----------------------------------
                          -----------------------------------

     C.       Type of Activity:

              1.    Advance       [ ]

              2.    Refunding     [ ]

              3.    Conversion    [ ]

     D.       Interest Rate:

              1.    Prime-based Rate    [ ]

              2.    Eurocurrency-based Rate [ ]

     E.       Interest Period (for Eurocurrency-based Advances only):

              1.    One (1) Month       [ ]

              2.    Two (2) Months      [ ]

              3.    Three (3) Months    [ ]

              4.    Six (6) Months      [ ]

      The Company certifies to the matters specified in Section 2.3(e) of the Agreement.


                                      MEADOWBROOK INSURANCE GROUP, INC.


                                      By:
                                         ------------------------------
                                      Its:
                                          -----------------------------

                                   EXHIBIT B

                             REVOLVING CREDIT NOTE

$                                                                  July 24, 1998
 __________________


         On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Meadowbrook Insurance Group, Inc., a Michigan corporation ("Company"), promises to pay to the order of [insert Bank] ("Bank") at Detroit, Michigan, in care of Agent, in lawful money of the United States of America, the sum of [Insert amount derived from Percentages] Dollars ($_______), or so much of said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to the Revolving Credit and Term Loan Agreement dated as of July 24, 1998, made by and among the Company, certain banks, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended or otherwise modified from time to time (the "Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances (including refundings and conversions) repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan (without regard to its conflict of laws principles).

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

          Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                            MEADOWBROOK INSURANCE GROUP, INC.

                                            By:
                                               ------------------------------
                                            Its:
                                                -----------------------------

                                    EXHIBIT C

                           NOTICE OF LETTERS OF CREDIT

TO:  Members of the Bank Group

RE: Credit Agreement dated as of July 24, 1998 (as amended or otherwise modified from time to time, the "Agreement") by and among the lenders from time to time parties thereto (collectively, the "Banks"), Comerica Bank, as Agent for the Banks (the "Agent"), and Meadowbrook Insurance Group, Inc. (the "Company")

     On ______, 19__,(1) Issuing Bank, in accordance with Article 3 of the Agreement, issued its Letter of Credit number_________ , in favor of _______(2) for the account of Company. The face amount of such Letter of Credit is $________________. The amount of each Bank's participation in the Letter of Credit is as follows: (3)

     Comerica Bank                           $____________________

     __________________________              $____________________

     __________________________              $____________________


     This notification is delivered this ______ day of _______,________, pursuant to Section 3.3 of the Agreement. Except as otherwise defined, capitalized terms used herein have the meanings given them in the Agreement.

                                                      Signed:

                                                      COMERICA BANK, AS AGENT

                                             By:______________________________

                                             Its:_____________________________


_____________________________
     (1) Date of Issuance
     (2) Beneficiary
     (3) Amounts based on Percentages

                                    EXHIBIT D

                           COVENANT COMPLIANCE REPORT

To:  Comerica Bank, as Agent

     Re: Credit Agreement dated as of July 24, 1998 (as amended or otherwise modified from time to time, the "Agreement") by and among the lenders from time to time parties thereto (collectively, the "Banks"), Comerica Bank, as Agent for the Banks (the "Agent"), and Meadowbrook Insurance Group, Inc. (the "Company")

     This Covenant Compliance Report ("Report") is furnished pursuant to Section
7.2 of the Agreement and sets forth various information as of __________, 19__ (the "Computation Date").

      1. Tangible Net Worth. On the Computation Date, Tangible Net Worth which is required to be not less than $__________, was $___________as computed in the supporting documents attached hereto as Schedule 1.

      2.   Fixed Charge Coverage. On the Computation Date, the Fixed Charge
Coverage Ratio, which is required to be not less than       to 1.0 as of the
fiscal quarter then ending was _____ to 1.0 as computed in the supporting documents attached as Schedule 2.

      3. Senior Funded Debt to Adjusted EBITDA Ratio. On the Computation Date, the Senior Funded Debt to Adjusted EBITDA Ratio, which is required to be not more than ______ to 1.0 as of the fiscal quarter then ending was _______ to 1.0, as computed in the supporting documents attached hereto as Schedule 3.

      4. Senior Funded Debt to Total Capitalization Ratio. On the Computation Date, the Senior Funded Debt to Total Capitalization Ratio which is required to be not more than ___ to 1.0 as of the fiscal quarter then ending, was ___ to 1.0, as computed in the supporting documents attached hereto as Schedule 4.

     5. Net Premium and Gross Premium Ratios. On the Computation Date, the Net Premium Ratio, which is required to be not more than ________ 1.0 was ________to
1.0 and the Gross Premium Ratio which is required to be not more than to 1.0 was _______ to 1.0 as computed in the supporting documents attached as
Schedule 5.

     The  undersigned officer of Company hereby certifies that:

A. All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B. As of the Computation Date, the Company and its Subsidiaries have observed and performed all of their covenants and other agreements contained in the Agreement and in the Notes and any other Loan Documents to be observed, performed and satisfied by them.

C. I have reviewed the Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D. Except as stated in Schedule 6 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Company), no Default or Event or Default has occurred and is continuing on the date of this Report.



Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

     IN WITNESS WHEREOF, Company has caused this Report to be executed and delivered by its duly authorized officer this ____ day of____________ , 19___.



                                            MEADOWBROOK INSURANCE GROUP, INC.

                                            By:______________________________

                                            Its:_____________________________

                                    EXHIBIT E

                              ASSIGNMENT AGREEMENT

                                                         Date: ____________

To:  COMERICA BANK, in its capacity as Agent ("Agent")

Re: Credit Agreement dated as of July 24, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among the lenders from time to time parties thereto (collectively, the "Banks"), Comerica Bank, as Agent for the Banks (the "Agent"), and Meadowbrook Insurance Group, Inc. (the "Company")

Ladies and Gentlemen:

     Reference is made to Sections 13.8 (c) and (d) of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.

     This Agreement constitutes notice to each of you of the proposed assignment and delegation by ___________ (the "Assignor") to ___________ (the "Assignee"), and the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a __% undivided interest in each of Assignor's rights and obligations under the Credit Agreement, its Notes (including any participations in any outstanding Letters of Credit) and the other Loan Documents such that, after giving effect to the foregoing assignment and assumption, [and the other assignments by Assignor to ________ on the date hereof, the Assignee's interest in the Revolving Credit shall equal $_______ and the Assignee's Percentage shall equal __%.

     The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, or any other payments in respect of the interest assigned hereby applicable to the period prior to the Effective Date, the Assignee will promptly remit the same to the Assignor in the same funds received by the Assignee.

     The Assignor and the Assignee agree that all interest and fees accruing from and after the Effective Date of the assignment and delegation being made hereby are the property of the Assignee, and not the Assignor. The Assignor agrees that, upon receipt of any such interest or fees accruing from and after the Effective Date or any other payments in respect of the interest assigned hereby applicable to the period from and after the Effective Date, the Assignor will promptly remit the same to the Assignee in the same funds received by the Assignor.

     The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Commitment been granted and its loans been made directly by such Assignee to the Company without the intervention of the Agent, the Assignor or any other Bank; and (b) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent, nor the Assignor has made any representations or warranties about the creditworthiness of the Company or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

     Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Sections 13.8(c) and (d) of the Credit Agreement.

     Assignor represents and warrants, as of the Effective Date, that it is the legal and beneficial owner of the interest being assigned and delegated by it hereunder and that such interest is free and clear of any pledge, encumbrance or other adverse claim or interest created by Assignor.

     Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

     (a) the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor's obligations thereunder to the extent of the Assignee's percentage referred to in the second paragraph of this Assignment Agreement, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof, and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

     (b) the Assignor's obligations under the Credit Agreement and the other Loan Documents shall be reduced by the Percentage referred to in the second paragraph of this Assignment Agreement.

     As used herein, the term "Effective Date" means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

     (1) the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

     (2) the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Credit Agreement;

     (3) payment to the Agent of the $3,500 assignment fee referred to in
         Section 13.8(d)(iii) of the Credit Agreement;

     (4) all other restrictions and items noted in Sections 13.8(c) and (d) of the Credit Agreement have been completed.

     On the Effective Date the Assignee shall pay to the Assignor an amount equal to the outstanding principal amount of the indebtedness owed to it by the Company under the Agreement in respect of the interest being assigned hereby.

     The Agent shall notify the Assignor and the Assignee, along with Company, of the Effective Date.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned loans:

                    (A) Address for Notices:

                        Institution Name:

                        Address:

                        Attention:

                        Telephone:

                        Facsimile:

                    (B) Payment Instructions:


                    (C) Proposed effective date of assignment.

     The Assignor has delivered to the Agent (or is delivering to Agent concurrently herewith), the original of each Note held by the Assignor under the Credit Agreement.

     Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

                                        [ASSIGNOR BANK]

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                        [ASSIGNEE BANK]

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

ACCEPTED AND CONSENTED TO
this         day of
     -------        ---------

COMERICA BANK, as Agent


By:
   ------------------------------

Its:
    -----------------------------

                                    EXHIBIT F

                                    GUARANTY

     This GUARANTY is made as of the 24th day of July, 1998 by each of the undersigned guarantors (the "Guarantors"), to Comerica Bank, as Agent ("Agent") for and on behalf of the Banks (as defined below).

                                    RECITALS

     A. Pursuant to that certain Credit Agreement dated as of July 24, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among Meadowbrook Insurance Group, Inc., a Michigan corporation (the "Company"), Agent and the banks which are named in and signatories to the Credit Agreement ("Banks"), the Banks have agreed to extend credit to Company on the terms set forth in the Credit Agreement, with such credit consisting of (i) the Revolving Credit in an aggregate amount, subject to the terms of the Credit Agreement, of up to Fifty Million Dollars ($50,000,000) at any one time outstanding, to be evidenced by the Revolving Credit Notes made or to be made by the Company to the Banks ("Revolving Credit Notes"); and (ii) a facility for the issuance of letter(s) of credit ("Letter(s) of Credit") for the account of the Company, individually, or jointly and severally with other Account Parties pursuant to
Section 3 of the Credit Agreement, subject to specified availability thereunder.

     B. As a condition to entering into and performing their respective obligations under the Credit Agreement, the Banks and the Agent have required that the Guarantors provide to Agent, for and on behalf of the Banks, this Guaranty.

     C. Each of the Guarantors desires to see the success of the Company and, furthermore, shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to the Company.

     D. The Agent is acting as Agent for the Banks pursuant to the terms of the Credit Agreement.

     NOW, THEREFORE, as a continuing inducement to the Agent and the Banks to enter into and perform its obligations under the Credit Agreement, each of the Guarantors has executed and delivered this guaranty ("Guaranty").

     1. Definitions. Unless otherwise provided herein, all capitalized terms used in this Guaranty shall have the meanings specified in the Credit Agreement. The term "Banks" as used herein shall include any successors or permitted assigns of the Banks, in accordance with the Credit Agreement.

     2. Guaranty. Each of the Guarantors hereby guarantees to the Banks the punctual payment to the Banks when due, whether by acceleration or otherwise, of all amounts, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with:

          (a) any and all Revolving Credit Notes made or to be made to the order of the Banks (or any of them) by the Company, from time to time pursuant to the terms and conditions of the Credit Agreement;

          (b) any and all Letter of Credit Agreements executed or to be executed by the Company or the other Account Parties and any of them, from time to time pursuant to the Credit Agreement, and any Letters of Credit issued or to be issued thereunder;

          (c)  any Interest Rate Protection Agreements;

          (d) all other Indebtedness (as defined in the Credit Agreement) of the Company and/or any Account Party, under or in connection with the Credit Agreement or the other Loan Documents, whether such Indebtedness is now existing or hereafter arising; and

          (e) all extensions, renewals and amendments of or to the Revolving Credit Notes (collectively, and any of such notes, the "Notes"), Letter of Credit Agreements, Letters of Credit, Interest Rate Protection Agreements, or such other Indebtedness, or any replacements or substitutions therefor;

whether on account of principal, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Agent or any Bank) or otherwise, and hereby agrees that if Company shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Notes, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents (subject, in each case, to any applicable periods of grace or cure), each such Guarantor will forthwith pay to the Agent, on behalf of the Banks, an amount equal to any such amount or cause Company to perform and discharge any such covenant, representation or warranty, as the case may be, and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent or any of the Banks and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of Company, and in enforcing the covenants and agreements of this Guaranty.

     3. Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Guaranty, to the full extent of its guaranty of Indebtedness hereunder, shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Notes, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof, the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of Company under the Notes, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination, whether with or without notice to such Guarantor. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Notes executed by Company, or the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, any right to require a proceeding first against Company, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of Company, any protest, presentment, notice or demand whatsoever, and such Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to Section 6.5 hereof, upon final payment in full (subject to no revocation or rescission) of all amounts due and to become due from Company or any Account Party, as and to the extent described above, and only to the extent of any such payment, performance and discharge. Each of the Guarantors further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Indebtedness evidenced by the Notes made by Company, under the Credit Agreement, or for the payment of any other Indebtedness of Company, to the Agent or the Banks under the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or the other Loan Documents, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Banks in respect of such security, shall affect in any manner whatsoever the unconditional obligation of this Guaranty, and that the Agent and each of the Banks, in their respective sole discretion and without notice to Company, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Guaranty.

     Without limiting the generality of the foregoing, such obligations, and the rights of the Agent to enforce the same on behalf of the Banks, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting Company, or others, or (ii) any change in the ownership of the capital stock of Company, or any other party providing collateral for any indebtedness covered by this Guaranty, or any of their respective Affiliates.

     Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

        (a) any defense based upon the doctrine of marshaling of assets or upon an election of remedies by Agent or the Banks, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

        (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

        (c) any duty on the part of Agent or any of the Banks to disclose to such Guarantor any facts Agent or the Banks may now or hereafter know about the Company, regardless of whether Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor, since such Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Company and of all circumstances bearing on the risk of nonpayment of any Indebtedness hereby guaranteed;

        (d) any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which such guarantor may have or obtain against the Company, by reason of the existence of this Guaranty, or by reason of the payment by such Guarantor of any Indebtedness or the performance of this Guaranty or of any other Loan Documents, until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit under the Credit Agreement or any of the Loan Documents (whether optional or obligatory), or any Letter of Credit, remains outstanding, and any amounts paid to such Guarantor on account of any such claim at any time when the obligations of such Guarantor under this Guaranty shall not have been fully and finally paid shall be held by such Guarantor in trust for Agent and the Banks, segregated from other funds of such Guarantor, and forthwith upon receipt by such Guarantor shall be turned over to Agent in the exact form received by such Guarantor (duly endorsed to Agent by such Guarantor, if required), to be applied to such Guarantor's obligations under this Guaranty, whether matured or unmatured, in such order and manner as Agent may determine; and

        (e) any other event or action (excluding compliance by such Guarantor with the provisions hereof) that would result in the discharge by operation of law or otherwise of such Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

     The Agent and each of the Banks may deal with Company, and any security held by them for the obligations of Company or any other Account Party (as aforesaid), in the same manner and as freely as if this Guaranty did not exist and the Agent shall be entitled, on behalf of Banks, without notice to the Guarantors, among other things, to grant to the Company, such extension or extensions of time to perform any act or acts as may seem advisable to such Agent (on behalf of the Banks) at any time and from time to time, and to permit the Company or any other Account Party to incur additional indebtedness to Agent, the Banks, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder.

     The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

     No waiver or release shall be deemed to have been made by the Agent or any of the Banks of any of its rights hereunder unless the same shall be in writing and signed by all of the Banks or on behalf of the Banks by the Agent, and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of the Agent or any of the Banks or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

     At the option of the Agent, any of the Guarantors may be joined in any action or proceeding commenced by the Agent against Company, or any of the other parties providing collateral for any indebtedness covered by this Guaranty in connection with or based upon the Notes made by Company, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents or other Indebtedness, or any provision thereof, and recovery may be had against any such Guarantor in such action or proceeding or in any independent action or proceeding against such Guarantor, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against Company, and/or any of the other parties providing collateral for any Indebtedness covered by this Guaranty, or any other Indebtedness.

     As a separate, additional and continuing obligation, each of the Guarantors unconditionally and irrevocably undertakes and agrees with Agent that, should the amounts referred to in Section 2 of this Guaranty not be recoverable from such Guarantor in its capacity as a guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of the Notes, the Credit Agreement, any Letter of Credit Agreement or Letter of Credit, or any of the other Loan Documents being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by the Agent and the Banks or any of them at any time, such Guarantor as sole, original and independent obligor, upon demand by Agent, will make payment to Agent of all such amounts by way of a full indemnity.

     4. Representations and Warranties. Each of the Guarantors (a) ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Section 6 of the Credit Agreement, and (b) agrees not to engage in any action or inaction, the result of which would cause a violation of any term or condition of the Credit Agreement.

     5.   Miscellaneous.

          5.1 Governing Law. This Guaranty has been delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan (without regard to its conflict of laws provisions), each of the Guarantors hereby consenting to the jurisdiction of state and all federal courts sitting in such state.

          5.2 Severability. If any term or provision of this Guaranty, or the application thereof to any circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each term, provision and obligation of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          5.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in conformity with Section 13.6 of the Credit Agreement.

          5.4 Right of Offset. Each of the Guarantors acknowledges the rights of the Agent and of each of the Banks, upon the occurrence and during the continuance of an Event of Default, to offset against the Indebtedness of such Guarantor to the Banks under this Guaranty, any amount owing by the Agent or the Banks, or either or any of them to such Guarantor, whether represented by any deposit of such Guarantor with the Agent or any of the Banks or otherwise.

          5.5 Release. Upon the satisfaction of the obligations of the Guarantors hereunder, and when the Guarantors are not subject to any obligation under the Credit Agreement or any of the other Loan Documents, the Agent shall deliver to the Guarantors, upon written request therefor, a written release of this Guaranty; provided however that the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Agent or the Banks, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including without limitation laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit had not been received or given by the Agent or the Banks, and whether or not the Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof.

          5.6 Amendments. The terms of this guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Credit Agreement. In accordance with
Section 7.19 of the Credit Agreement, all Subsidiaries of the Company created or otherwise acquired after the Effective Date shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to Agent and the Banks that certain joinder agreement in the form attached to this Guaranty as Exhibit A.

          5.7 Consent to Jurisdiction. Each of the Guarantors and each of the Agent and the Banks (by accepting the benefits hereof) hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Guaranty and each of the Guarantors and the Agent and the Banks hereby irrevocably agree that claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to such Guarantor at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by the Guarantor in a notice to the other parties that complies as to delivery with the terms of Section 5.3. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against any of the Guarantors or any of its or their property in the courts of any other jurisdiction. Each of the Guarantors hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          5.8 Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. Agent, on behalf of Banks, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, Agent and the Bank may, without notice to any Guarantors, extend or renew any part or all of any indebtedness of any of the Guarantors, and may permit any of the Guarantors to incur additional indebtedness, without affecting in any manner the unconditional obligation of the remaining Guarantors. Such action shall not affect any right of contribution among the Guarantors.

          5.9 WAIVER OF JURY TRIAL. THE BANKS (BY ACCEPTING THE BENEFITS HEREOF), THE AGENT (BY ACCEPTING THE BENEFITS HEREOF) AND EACH OF THE GUARANTORS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR ANY OF THE GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED

WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR THE GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

          5.10 Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of each of the Guarantors, Agent and the Banks that the amount of each Guarantor's obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that a Guarantor's obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of such Guarantor's obligations hereunder shall be limited to the largest amount which, after effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 5.10, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Banks upon demand by such Guarantor. The foregoing proviso is intended solely to preserve the rights of the Agent and the Banks hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither Company nor any Guarantor nor any other Person shall have any right or claim under this Section 5.10 that would not otherwise be available under Applicable Insolvency Laws. To effectuate the foregoing, the parties to this Agreement acknowledge and agree that the provisions of this Section 5.10 only apply to Guarantors which are Domestic Subsidiaries of the Company.

                     [signature follows on succeeding page]

         IN WITNESS WHEREOF, the undersigned each of the Guarantors has executed this Guaranty as of the date first above written.

                                        MEADOWBROOK, INC.
                                        a Michigan corporation


                                        By:
                                           -----------------------------

                                        Its:
                                            ----------------------------

                                        MEADOWBROOK OF FLORIDA, INC.,
                                        a Florida corporation


                                        By:
                                           -----------------------------

                                        Its:
                                            ----------------------------

                                        ASSOCIATION SELF INSURANCE SERVICES,
                                        INC., an Alabama corporation


                                        By:
                                           -----------------------------

                                        Its:
                                            ----------------------------

                                        CREST FINANCIAL CORPORATION,
                                        a Nevada corporation


                                        By:
                                           -----------------------------

                                        Its:
                                            ----------------------------

                                                         Signature Page Guaranty
                                    EXHIBIT A
                                  to Guaranty

                                JOINDER AGREEMENT

     THIS JOINDER AGREEMENT IS DATED as of ____________,199_ by ______________, a ____________________ corporation ("New Guarantor").

     WHEREAS, pursuant to Section 7.19 of that certain Credit Agreement dated as of July 24, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among Meadowbrook Insurance Group, Inc. ("Company"), the Banks signatory thereto and Comerica Bank, as Agent for the Banks (in such capacity, "Agent"), and pursuant to Section 5.6 of that certain Guaranty dated as of July 24, 1998 (as amended or otherwise modified from time to time the Guaranty") executed and delivered by the Guarantors named therein ("Guarantors") in favor of Agent, for and on behalf of the Banks, the New Guarantor must execute and deliver a Joinder agreement in accordance with the Credit Agreement and the Guaranty.

     NOW THEREFORE, as a further inducement to Banks to continue to provide credit accommodations to Company and the Account Parties (as defined in the Credit Agreement), New Guarantor hereby covenants and agrees as follows:

     1. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.


     2. New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 7.19 of the Credit Agreement and Section 5.6 of the Guaranty and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement (and the other Loan Documents, as defined in the Credit Agreement), from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guaranty).

     3. New Guarantor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Guaranty and the other Loan Documents, a Guarantor under the Guaranty as fully as though New Guarantor had executed and delivered the Guaranty at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Guaranty, all in accordance with the terms thereof.

     4. No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

     5. This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon New Guarantor and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of ______________, 199_.

                                            [NEW GUARANTOR]



                                            By:
                                               -------------------------

                                            Its:
                                                ------------------------

                           REVOLVING CREDIT AGREEMENT

                              DATED: JULY 24, 1998

                             COMERICA BANK AS AGENT

SCHEDULE 5.2


LIST OF JURISDICTIONS IN WHICH COMPANY AND/OR ITS SUBSIDIARIES DO BUSINESS

The Company and/or its Subsidiaries do business in all fifty (50) states of the United States of America and in the District of Columbia.

                           REVOLVING CREDIT AGREEMENT

                              DATED: JULY 24, 1998

                             COMERICA BANK AS AGENT

SCHEDULE 6.9

COMPLIANCE WITH LAWS

The Company is a corporation duly organized, existing and in good standing under the laws of the State of Michigan. Further, the Company is not in contravention of law or of the terms of its Articles of Incorporation or By-Laws.

                           REVOLVING CREDIT AGREEMENT

                              DATED: JULY 24, 1998

                             COMERICA BANK AS AGENT

SCHEDULE 6.12

ENVIRONMENTAL MATTERS

The Company and its Subsidiaries own no real estate and have no known environmental contamination in any of their leasehold premises.

                           REVOLVING CREDIT AGREEMENT
                              DATED: JULY 24, 1998

                             COMERICA BANK AS AGENT

SCHEDULE 6.16 (PAGE 36)

Meadowbrook Inc., a wholly owned subsidiary of Meadowbrook Insurance Group, Inc., maintains the Meadowbrook, Inc. 401 (K) Profit Sharing Plan. As of July 24, 1998, there is no accumulated funding deficiency.

                           REVOLVING CREDIT AGREEMENT
                              DATED: JULY 24, 1998
                             COMERICA BANK AS AGENT

SCHEDULE 6.19

SUBSIDIARIES

The Company has the following subsidiaries:

         Star Insurance Company (MI)
         Savers Property & Casualty Insurance Company (MO) American Indemnity Insurance Company, Ltd. (Bermuda) Crest Financial Corporation (NV)
         Williamsburg National Insurance Company (CA)
         American Highway carriers Association (CA)
         Liberty Premium Finance, Inc. (CA)
         Interline Insurance Services Inc. (CA)
         Commercial Carriers Insurance Agency, Inc. (CA)
         Meadowbrook, Inc. (MI)
         Meadowbrook Intermediaries, Inc. (NY)
         Meadowbrook Risk Management, Inc. (NY)
         Meadowbrook Risk Management, Ltd. (Barbados)
         Meadowbrook Risk Management Limited (Bermuda) Meadowbrook International (Bermuda)
         Meadowbrook of Nevada, Inc. (NV)
         Meadowbrook Insurance Agency, Inc. (OH)
         Association Self Insurance Services, Inc. (AL) Meadowbrook of Florida, Inc. (FL)

                           REVOLVING CREDIT AGREEMENT
                              DATED: JULY 24, 1998

                             COMERICA BANK AS AGENT

SCHEDULE 6.20 (PAGE 37)

As of July 24, 1998, Meadowbrook Insurance Group, Inc. is unaware of any unrealized or anticipated losses from any present commitment of the Company or any of its subsidiaries, which in the aggregate is likely to have a Material Adverse Effect.

                           REVOLVING CREDIT AGREEMENT
                              DATED: JULY 24, 1998

                             COMERICA BANK AS AGENT

SCHEDULE 8.1(c) (PAGE 43)

                                              PRINCIPAL             CURRENT
SELLER                                          AMOUNT              PORTION
------                                       -----------         ------------
Accordia of Michigan                         $   484,318         $    484,318
Association of Self Insurance
    Services Inc.                            $    25,683         $     25,683

                           REVOLVING CREDIT AGREEMENT

                              DATED: JULY 24, 1998

                             COMERICA BANK AS AGENT

SCHEDULE 9.2

PERMITTED LIENS

None.

                           REVOLVING CREDIT AGREEMENT

                              DATED: JULY 24, 1998

                             COMERICA BANK AS AGENT

SCHEDULE 13.6

NOTICES

NOTICES TO THE BANK OR AGENT SHALL BE SENT TO:

Comerica Bank
One Detroit Center, MC3239
500 Woodward Avenue, 6th Floor
Detroit, MI 48226
Facsimile: (313) 222-5759

Attention:        Ms. Leslie Zimmerman

NOTICES TO THE COMPANY SHALL BE SENT TO:

Meadowbrook Insurance Group, Inc.
26600 Telegraph Road, Suite 300
Southfield, MI 48034
Facsimile: (248) 358-1614

Attention:        Michael G. Costello, Esq.
                  Vice President, General Counsel

                                  SCHEDULE 13.6

Comerica Bank
One Detroit Center, MC3239
500 Woodward Avenue, 6th Floor
Detroit, Michigan 48226

Attention: Ms. Leslie Zimmerman

Meadowbrook Insurance Group, Inc.
26600 Telegraph Road
Southfield, MI 48034

Attention: Michael G. Costello, Esq.

                                    EXHIBIT G

                        MEADOWBROOK INSURANCE GROUP, INC.

                     COVENANT COMPLIANCE REPORTING WORKSHEET

I.   SECTION 7.11   MAXIMUM FUNDED DEBT/ ADJUSTED EBITDA

     Tested: On a rolling 4 quarter basis

     Defined as the Sum of:
            Outstanding balance under $50MM Facility
      +     Short & Long term contract debt and lease obligations
      +     Letters of Credit (except those secured by cash or marketable securities)
      +     Notes payable subordinated to the bank are excluded
     TOTAL FUNDED DEBT:                                                                                              A
     Divided by the sum of
     Adj. EBITDA:
      +    EBITDA from MIG (Holding Co. only)
      +    EBITDA from Meadowbrook, Inc.; ASI; and any unregulated subsidiaries
      +    50% EBITDA from American Indemnity Insurance Co. LTD
      +    EBITDA from Crest Financial Corporation (excluding Williamsburg)
      +    The greater of: 50% of amount available for distribution to MIG from Star & Williamsburg OR
      +    100% of the change in amt. available for distribution to MIG from Star & Williamsburg
     TOTAL ADJUSTED EBITDA:                                                                                          B
     TOTAL                                                                                                          A/B

     Adjusted EBITDA is calculated on a rolling four quarter basis:

                                                              (A)            (B)            (C)             (D)                (A-D)
     Period                                                   Q1             Q2             Q3              Q4                 Total
     EBITDA from:
      MIG (Holding Co. only)
      Mead., Inc., ASI & and any unregulated subs.
     50% of American Indemnity
      Crest (exc. Williamsburg)
     Distribution from insurance subsidiaries
     TOTAL ADJUSTED EBITDA

     Max. Funded Debt/ Adj. EBITDA ______________
     Required: < or = 4.75:1.0

     Note: At first repricing date after an acquisition, neither EBITDA of the acquired company nor funded debt associated with the acquisition will be factored into the calculation. At subsequent repricings (during first twelve months of acquisition), the aforementioned funded debt and EBITDA (annualized) will be included in the calculation.

II.  SECTION 8.15   LIMITATION OF INTANGIBLE ASSETS

     Intangible Assets of company and subsidiaries (determined in accordance with GAAP) shall not exceed
       30% of Net Worth plus outstanding principal amount of Subordinated Debt as of such date

     Intangible Assets                                                                                              E

     30% of Net Worth plus outstanding subordinated debt                                                            F

     E should not exceed F

II.  SECTION 7.9    MINIMUM NET WORTH

     Tested: Quarterly

     Defined at end of quarter to be tested as:
     GAAP net book value of all Meadowbrook Insurance Group Inc. and subsidiaries

     Required Net Worth:
     Base GAAP Net Worth                                                                                                $115,000,000
     + 75% of cumulative consolidated GAAP net income from 12/31/97 and thereafter
     Total Required

III. SECTION 7.12   MAXIMUM FUNDED DEBT/TOTAL CAPITALIZATION

     Tested on a rolling 4 quarter basis

     TOTAL FUNDED DEBT:                                                                                             A

     Divided by the sum of
     Total Capitalization:
     Tangible Net Worth GAAP Book Value less Intangible Assets (Patents, Patent Rights, Trademarks,
       Trade Name Franchises, Copyrights, Licenses, Goodwill)
     + Funded Debt as defined above                                                                                 A
     + Subordinated notes payable which meet the requirement for exclusion under funded debt
     TOTAL CAPITALIZATION                                                                                           C
     TOTAL                                                                                                         A/C

     Max. Funded Debt/Total Cap ____________
     Required: < or = .35:1.0

IV.  SECTION 7.10   MINIMUM FIXED CHARGE COVERAGE

     Tested on a rolling 4 quarter basis
     TOTAL ADJUSTED EBITDA:                                                                                         B
     Divided by the sum of
     Fixed Charges:
     Current Maturities of MIG
     + interest expense for MIG
     + dividends paid or payable by MIG and/or operating subsidiaries
     TOTAL FIXED CHARGES:                                                                                           D
     TOTAL                                                                                                         B/D

     Fixed charges are calculated on a rolling four quarter basis:

                                                              (A)            (B)            (C)            (D)                (A-D)
     Period                                                   Q1             Q2             Q3             Q4                 Total
     Current Maturities of MIG
     Interest expense for MIG
     Dividends paid or payable by MIG &/or op. subs.

     TOTAL FIXED CHARGES

     Min. Fixed Charge Coverage __________
     Required: > or = 2.00:1.0

V.   SECTION 7.13   MAXIMUM GROSS/NET WRITTEN PREMIUM/STATUTORY SURPLUS

     Tested: Quarterly on a rolling 4 quarter basis.

     Star Insurance Company:
                                              (A)             (B)             (C)             (D)            (A-D)
     Period                                   Q1              Q2              Q3              Q4             Total
     Gross Written Premiums
     + Reinsurance Prem. Assumed
     - Reinsurance Prem. Ceded
     Net Written Premiums
     Statutory Surplus*

     *calculated on a SAP basis

     Gross Written Premium/Surplus ___________                          Net Written Premium/Surplus __________
     Required: < or = 3.50:1.0                                          Required: < or = 2.50:1.0

     Savers Property and Casualty
                                              (A)             (B)             (C)             (D)           (A-D)
     Period                                   Q1              Q2              Q3              Q4            Total
     Gross Written Premiums
     + Reinsurance Prem. Assumed
     - Reinsurance Prem. Ceded
     Net Written Premiums
     Statutory Surplus*

     *calculated on a SAP basis

     Gross Written Premium/Surplus ___________
     Required: < or = 3.50:1.0                                           Net Written Premium/Surplus _________
                                                                         Required: < or = 2.50:1.0
     Williamsburg National Insurance Company
                                              (A)            (B)              (C)            (D)            (A-D)
     Period                                   Q1             Q2               Q3             Q4             Total
     Gross Written Premiums
     + Reinsurance Prem. Assumed
     - Reinsurance Prem. Ceded
     Net Written Premiums
     Statutory Surplus

     *calculated on a SAP basis

     Gross Written Premium/Surplus ___________                           Net Written Premium/Surplus _________
     Required: < or = 3.50:1.0                                           Required: < or = 2.50:1.0

VI.  SECTION 8.14   NAIC IRIS RATIOS

     Tested: Annually - upon receipt of the NAIC Ratio Report

     Star Insurance Company, Savers Property and Casualty, Williamsburg National Insurance Company
     and any acquired regulated subsidiaries will not be allowed to be outside of the recommended
     NAIC range for more than four of the NAIC ratio tests.


                                                                                                                       In compliance
                                                                                                                       Yes or No